===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Confidential, for use of the
     commission only (as permitted by
     rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                             NETSPEAK CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         NetSpeak Corporation common stock, par value $0.01 per share, or the NetSpeak common stock.
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         14,284,031 shares of NetSpeak common stock and 2,010,081 shares underlying outstanding options to purchase shares of NetSpeak common stock.
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         The filing fee was determined based on the aggregate merger consideration, which is the sum of (a) the product of 14,284,031 shares of NetSpeak common stock and the maximum merger consideration of $3.10 per share in cash and (b) the product of 2,010,081 shares underlying options to purchase NetSpeak common stock outstanding of June 11, 2001 and $3.10 per share less the exercise price per share of each of such options. The filing fee equals one-fiftieth of one percent of the aggregate consideration.
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction: $48,200,000
     -------------------------------------------------------------------------


     (5) Total fee paid: $9,640
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                             NETSPEAK CORPORATION
                        SPECIAL MEETING OF SHAREHOLDERS

Dear NetSpeak Shareholder,

         The boards of directors of NetSpeak Corporation and Adir Technologies, Inc. have adopted a merger agreement that will result in NetSpeak becoming a wholly-owned subsidiary of Adir. If the merger is completed, each outstanding share of NetSpeak common stock will convert into the right to receive cash.
The receipt of the cash will be taxable to you.

         At the effective time of the merger, each outstanding share of NetSpeak common stock owned by you will be canceled and converted into the right to receive the cash merger consideration equal to $3.10 per share, subject to adjustment to not less than $3.00 per share depending on NetSpeak's cash on hand as of the merger's closing date. At $3.10 per share, the cash merger consideration represents a premium of approximately 72.2% over the $1.80 closing price of the NetSpeak common stock on June 8, 2001. At $3.00 per share, the cash merger consideration represents a premium of approximately 66.7% over the same closing price.

         Under the terms of the merger agreement, holders of options to purchase NetSpeak common stock that were outstanding as of June 11, 2001 and that remain outstanding at the closing of the merger with an exercise price less than the cash merger consideration, will be entitled to receive cash equal to the difference between the cash merger consideration and the applicable exercise price of the options, less applicable withholding taxes. All options outstanding as of the effective date of the merger will be canceled. The merger is subject to several conditions, including obtaining the approval of holders of a majority of the outstanding shares of common stock, NetSpeak having a certain amount of cash on hand as of the merger's closing date, and other customary closing conditions. Assuming all of the conditions of the merger are satisfied, we expect that the closing of the merger will occur in the third quarter of 2001.

         Our board of directors has carefully reviewed and considered the terms and conditions of the proposed merger. Based on this review, our board of directors has unanimously determined that the terms of the merger agreement and merger are fair to and in the best interests of our shareholders. In making this determination, our board of directors considered, among other things, an opinion received from Broadview International LLC, our financial advisor, as to the fairness of the cash merger consideration to be received by our shareholders from a financial point of view. Broadview's opinion is subject to the various factors and assumptions set forth in its written opinion, which is attached as Annex B to the enclosed proxy statement. Our board of directors has unanimously adopted the merger and the merger agreement and determined that the merger is advisable, fair to and in the best interests of NetSpeak and its shareholders and unanimously recommends that you approve the merger and merger agreement.

         Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you attend the special meeting, you may vote in person even if you previously returned your proxy. To approve the merger agreement and merger, you MUST vote "FOR" the proposal by following the instructions stated on the enclosed proxy card. Not voting will count as a vote against the proposal. We urge you to vote FOR the merger.

         This document provides you with detailed information about the proposed merger. We encourage you to read this document carefully in its entirety.

                                      Sincerely yours,

                                      Michael Rich
                                      Chairman and Chief Executive Officer
                                      NetSpeak Corporation

                              NETSPEAK CORPORATION
                              902 Clint Moore Road
                                   Suite 104
                              Boca Raton, FL 33487

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST __, 2001

To the Shareholders of NetSpeak Corporation:

     We will hold a special meeting of shareholders of NetSpeak Corporation, a Florida corporation, at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487, at 10:00 A.M. local time, on August __, 2001 for the following purposes:

     1. To consider and vote upon a proposal to approve the merger and merger agreement dated June 11, 2001 whereby, among other things:

     . A Tech Merger Sub, Inc., a wholly-owned subsidiary of Adir Technologies, Inc., will merge with and into NetSpeak, which will survive the merger and become a wholly-owned subsidiary of Adir,

     . Each outstanding share of NetSpeak common stock will be converted into the right to receive the cash merger consideration, which is equal to $3.10, without interest, subject to adjustment to not less than $3.00 based on the cash on hand at the closing date, and

     . Each option to purchase NetSpeak common stock outstanding as of June 11, 2001 and that remains outstanding at the closing of the merger with an exercise price less than the cash merger consideration will be canceled and the holder thereof will be entitled to receive cash equal to the difference between the cash merger consideration and the applicable exercise price of the option, less applicable withholding taxes.

     2. To transact any other business as may properly come before the special meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on July 2, 2001 are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. YOUR VOTE IS VERY IMPORTANT. Approval of the merger and merger agreement proposal described in the attached proxy statement at the NetSpeak special meeting requires the favorable vote of the holders of a majority of the outstanding shares of NetSpeak common stock.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States. Please do not send in your stock certificates at this time. If the merger is consummated, Adir will send you instructions explaining how to exchange your shares for the cash merger consideration.

                              By Order of the Board of Directors,

                              John W. Staten, Secretary

Boca Raton, Florida
July __ , 2001

                               TABLE OF CONTENTS

                                                                                             Page
                                                                                             ----
SUMMARY TERM SHEET..........................................................................  iii
QUESTIONS AND ANSWERS ABOUT THE MERGER......................................................    v
SUMMARY.....................................................................................    1
     The Special Meeting (See page ___).....................................................    1
     The Merger (See page ___)..............................................................    2
     Background of the Merger; Reasons for the Merger (See pages ___ - ___).................    2
     Opinion of NetSpeak's Financial Advisor (See page ___).................................    2
     Recommendations of NetSpeak's Board of Directors (See page ___)........................    3
     United States Federal Income Tax Considerations (See page ___).........................    3
     Regulatory Requirements (See page ____)................................................    3
     Dissenters' Rights (See page ___)......................................................    3
     Accounting Treatment (See page ___)....................................................    3
     Principal Provisions of the Merger Agreement (See page ___)............................    3
THE SPECIAL MEETING.........................................................................    5
     The Special Meeting....................................................................    5
     Where and When the Special Meeting Will be Held........................................    5
     Purpose of the Special Meeting.........................................................    5
     July 2, 2001 Record Date; Voting Power.................................................    5
     Required Quorum and Required Vote......................................................    5
     Voting of Proxies......................................................................    5
     Revoking the Proxy.....................................................................    6
     Abstentions; Broker Non-Votes..........................................................    6
     Solicitation of Proxies; Payment of Expenses...........................................    6
     Stock Certificates.....................................................................    7
THE MERGER..................................................................................    8
     Description of the Merger..............................................................    8
     Background of the Merger...............................................................    8
     Opinion of NetSpeak's Financial Advisor................................................   11
     Reasons for the Merger.................................................................   17
     Recommendation of NetSpeak's Board of Directors........................................   18
     Interests of  Directors, Officers and Affiliates in the Merger that Differ from Yours..   18

     United States Federal Income Tax Considerations........................................   20
     Regulatory Requirements................................................................   21
     Dissenters' Rights.....................................................................   21
     Accounting Treatment...................................................................   21
     Stock Exchange Listing.................................................................   21
     Stock Transfer and Paying Agent........................................................   21
     Exchange Procedures....................................................................   21
THE MERGER AGREEMENT........................................................................   22
     Merger Structure.......................................................................   22
     Treatment of NetSpeak Common Stock.....................................................   22
     Adjustment to the Merger Consideration.................................................   22
     Representations and Warranties.........................................................   23
     Conduct of Business Pending the Merger.................................................   24
     No Solicitation of Transactions........................................................   25
     Financing..............................................................................   26
     Insurance and Indemnification..........................................................   26
     Other Covenants........................................................................   26
     Conditions to the Merger...............................................................   27
     Termination of the Merger Agreement....................................................   28
     Payment of Fees and Expenses...........................................................   29
PRICE RANGE OF NETSPEAK COMMON STOCK AND DIVIDEND INFORMATION...............................   31
BENEFICIAL SECURITY OWNERSHIP OF NETSPEAK...................................................   32
ADDITIONAL INFORMATION......................................................................   33
     NetSpeak Shareholder Proposals.........................................................   33
     Note Regarding Forward-Looking Statements..............................................   33
     Who Can Help Answer Your Questions.....................................................   34
     Where You Can Find More Information....................................................   34
LIST OF ANNEXES
ANNEX A   AGREEMENT AND PLAN OF MERGER
ANNEX B   OPINION OF BROADVIEW INTERNATIONAL LLC

                                PROXY STATEMENT
                               SUMMARY TERM SHEET

     The following summary briefly describes the material terms of the proposed merger whereby NetSpeak Corporation will become a wholly-owned subsidiary of Adir Technologies, Inc. This summary does not contain all the information that may be important for you to consider when evaluating the merger. We encourage you to read this proxy statement in its entirety before voting. This proxy statement is dated July __, 2001, and was first mailed to shareholders on or about July __, 2001. We have included section references to direct you to a more complete description of the topics described in this summary.

     . If the merger is completed, you will receive the cash merger consideration equal to $3.10 per share, without interest, subject to adjustment to not less than $3.00 per share, for each of your shares of NetSpeak common stock. The adjustment is based on NetSpeak's cash and cash equivalents on hand as of the merger's closing date. Holders of options to purchase NetSpeak common stock that were outstanding as of June 11, 2001 and that remain outstanding at the closing of the merger with an exercise price less than the cash merger consideration, will be entitled to receive cash equal to the difference between the cash merger consideration and the applicable exercise price of the options, less applicable withholding taxes. Please read "Questions and Answers About the Merger," "The Merger" and "The Merger Agreement" beginning on pages, _____, _____ and _____, respectively.

     .  As a result of the merger:

        . NetSpeak shareholders and holders of options to purchase NetSpeak common stock who have the right to receive cash in the merger will no longer have any interest in the future earnings or growth of NetSpeak,

        .  All outstanding stock options will be canceled,

        .  NetSpeak will no longer be a public company, and

        . NetSpeak common stock will no longer be quoted on the Nasdaq National Market.

     . The merger is subject to several conditions, including obtaining the affirmative vote of the holders of at least a majority of the outstanding shares of NetSpeak common stock, NetSpeak having a certain amount of cash and cash equivalents on hand as of the merger's closing date, and other customary closing conditions. Please read "The Merger Agreement - Conditions to the Merger" beginning on page ____.

     Please read "The Merger - Description of the Merger" beginning on page
     _______.

     . Our board of directors has unanimously determined that the merger is advisable, fair to, and in the best interests of NetSpeak and its shareholders and unanimously recommends that you approve the merger and the merger agreement. Please read "The Merger - Recommendation of the Board of Directors" beginning on page ______.

     . Our board of directors has received an opinion from Broadview International LLC, NetSpeak's investment banker, to the effect that as of the date of such opinion and subject to the various factors and assumptions set forth in such opinion, the cash merger consideration to be received by the NetSpeak shareholders is fair from a financial point of view. Please read "The Merger - Opinion of NetSpeak's Financial Advisor" beginning on page _____.

     . The merger and merger agreement must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of NetSpeak common stock. Please read "The Special Meeting - Required Quorum and Required Vote" beginning on page ___.

     . NetSpeak shareholders are not entitled to dissenters' rights under Florida law. Please read "The Merger - Dissenters' Rights" beginning on page ___.

     . The receipt of the cash merger consideration by you will be a taxable transaction to you. Please read "The Merger - U.S. Federal Income Tax Considerations" beginning on page ___.

     . NetSpeak will be required to pay Adir a break-up fee in the amount of $2,500,000 under certain circumstances if the merger agreement is terminated. Please read "The Merger Agreement - Payment of Fees and Expenses" beginning on page ____.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   What effect will the merger have on NetSpeak?

A:   A Tech Merger Sub, Inc., or merger subsidiary, a Florida corporation formed by Adir solely for the purpose of engaging in the merger and related transactions, will be merged into NetSpeak, and NetSpeak will be the surviving company in the merger. After the merger has been completed, the NetSpeak common stock will be 100% owned by Adir and will no longer be publicly traded.

Q:   What will I receive in the merger?

A:   If the merger is completed, you will receive the cash merger consideration equal to $3.10, without interest, subject to adjustment to not less than $3.00, in exchange for each share of NetSpeak common stock that you own at the time of the merger. If the cash merger consideration is equal to $3.10 per share it will represent a premium of approximately 72.2% over the $1.80 closing price of the NetSpeak common stock on June 8, 2001, the business day prior to the execution of the merger agreement. If the cash merger consideration is equal to $3.00 per share it will represent a premium of approximately 66.7% over the same closing price.

Q:   What is the board of directors' recommendation?

A:   Our board of directors has unanimously:

     .  Adopted the merger and the merger agreement,

     . Determined that the merger is advisable, fair to you and in the best interests of NetSpeak and its shareholders, and

     .  Recommended the merger and merger agreement proposal.

     In making this determination, our board of directors carefully reviewed and evaluated the terms and conditions of the merger and the merger agreement. The board of directors also considered the opinion of its financial advisor, Broadview International LLC, as to the fairness of the merger consideration to be received by our shareholders from a financial point of view.

     Our board of directors recommends that you vote "FOR" approval of the merger and merger agreement proposal.

Q:   What am I being asked to vote upon?

A:   You are being asked to vote to approve the merger and merger agreement.

Q. What vote of shareholders is required to approve the merger and merger agreement proposal?

A:   The merger proposal must be approved by the affirmative vote of the holders of a majority of the outstanding shares of the NetSpeak common stock.

Q.   What do I need to do now?

A: After carefully reading and considering the information contained in this proxy statement you should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the meeting, even if you plan to attend the meeting in person.

Q.   May I change my vote after I have mailed my signed proxy card?

A:   Yes.  You may change your vote by sending to us a later dated, signed proxy card or a written revocation before the special meeting or by attending the special meeting and voting in person. Your attendance at the special meeting will not, by itself, revoke your proxy. You must also vote your shares in person at the special meeting. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your vote.

Q:   What happens if I do not send in my proxy or if I abstain from voting?

A:   If you do not send in your proxy, do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the merger proposal.

Q:   If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:   No.  Your broker will vote your shares only if you provide instructions on how you desire to vote. You should follow the procedures provided by your broker as to how to vote your shares.

Q:   Should I send my stock certificates now?

A:   No.  If the merger is completed, the paying agent will send you written instructions for exchanging your NetSpeak common stock certificates for the cash merger consideration.

Q:   When do you expect the merger to be completed?

A:   We are working to complete the merger as quickly as possible. We hope to complete the merger during the third quarter of 2001, although there can be no assurances that we will be able to do so.

Q:   What are the tax consequences of the merger?

A:   The merger will be a taxable transaction to you for federal income tax purposes. A brief summary of the possible tax consequences to you appears on pages ___-___ of this proxy statement. You should consult your tax advisor as to the tax effect of the merger based on your particular circumstances.

Q:   Who can help answer my questions?

A:   If you have additional questions about the merger or would like additional copies of the proxy statement, you should call _____________________, our proxy solicitors, toll-free at ________________.

                                    SUMMARY

     This summary contains selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully, we strongly encourage you to read this entire document carefully, including the annexes, and the documents to which we refer.

                                 The Companies

NetSpeak Corporation
902 Clint Moore Road, Suite 104
Boca Raton, Florida  33487
Telephone: (561) 998-8700

     NetSpeak is a Florida corporation, which develops, markets, and supports advanced telephony solutions that enable concurrent, real-time interactive voice communications over packetized data networks such as private Internet Protocol networks or the Internet. NetSpeak's call management products integrate many features and functions commonly found in traditional voice transmission networks into packetized data networks. The end-users of our products and solutions are service providers, primarily traditional and new telecommunications carriers, and cable companies. Our call management platform enables service providers to quickly, easily and cost effectively deploy multiple revenue-generating IP telephony enhanced services.

Adir Technologies, Inc.
520 Broad Street, 8th Floor
Newark, New Jersey 07102
Telephone: (973) 412-2800

     Adir is a Delaware corporation and was organized in September 2000 by Net2Phone, Inc., a leading provider of Internet telephony services. Adir's technology is based on Net2Phone's VoIP network and offers carrier-scale VoIP management software and a complete "real-time" VoIP platform for telecommunications, Internet, wireless, broadband and other interested parties and enterprises worldwide.

The Special Meeting (See page ___)

     July 2, 2001 Record Date; Voting Power

     You are entitled to vote at the special meeting if you owned shares of NetSpeak common stock as of the record date for the special meeting, which was the close of business on July 2, 2001. For each share of NetSpeak common stock owned on that date, NetSpeak shareholders will have one vote at the special meeting.

     On July 2, 2001, there were ______ shares of NetSpeak common stock outstanding.

     Required Quorum and Required Vote

     The holders of a majority of the outstanding shares of NetSpeak common stock must be present, in person or by proxy, at the special meeting for there to be a quorum. The merger requires the approval by a majority of all of the outstanding shares of NetSpeak common stock entitled to vote at the special meeting. If you fail to vote or abstain from voting, it will have the effect of a vote against the merger.

     Share Ownership of Management and Directors

     On July __, 2001, NetSpeak's directors and executive officers owned and were entitled to vote _____________ shares of NetSpeak common stock, or approximately ____% of the NetSpeak common stock outstanding on that date. In addition, Motorola, Inc., which has a designee appointed to the Board of Directors, owns ___% of NetSpeak's common stock outstanding on __________, 2001.

The Merger (See page ___)

     Description of the Merger

     Merger subsidiary will be merged into NetSpeak and NetSpeak will be the surviving company in the merger.

     If the merger is completed, you will receive the cash merger consideration in exchange for each share of NetSpeak common stock that you own at the time of the merger. Holders of options to purchase NetSpeak common stock that were outstanding as of June 11, 2001 and remain outstanding at the closing of the merger with an exercise price less than the cash merger consideration will be entitled to receive cash equal to the difference between the cash merger consideration and the applicable exercise price of the options, less applicable withholding taxes. All outstanding options as of the effective date of the merger will be canceled. The merger is subject to several conditions. We strongly encourage you to carefully read the merger agreement in its entirety, attached as Annex A to this document, because it is the legal document that governs the merger.

     Background of the Merger; Reasons for the Merger (See pages ___ - ___)

     A chronological background of the events that resulted in two companies submitting proposals for the consideration of our board of directors is set forth in "The Merger - Background of the Merger."

     Our board of directors considered several factors in making its determination to recommend the Adir merger and merger agreement, including among others the following factors:

     .  the current conditions in the telecommunications and VoIP industry,

     .  NetSpeak's future sales prospects, and

     .  the premium over NetSpeak's current stock price being offered by Adir.

     Opinion of NetSpeak's Financial Advisor (See page ___)

     Broadview rendered an opinion to our board of directors on June 11, 2001, as to the fairness, from a financial point of view, of the cash merger consideration to be paid to the NetSpeak shareholders. Broadview stated that, as of the date of its opinion and based upon and subject to the various factors and assumptions set forth in its opinion, the cash merger consideration is fair, from a financial point of view, to the holders of NetSpeak common stock. In connection with rendering its opinion, Broadview performed analyses of NetSpeak's performance, comparable public companies, comparable transactions and transaction premiums paid in other recent transactions. In addition, Broadview participated in discussions with NetSpeak's management concerning the operations, business strategy, financial performance and prospects of NetSpeak, and the strategic rationale for the merger.

     We have included this opinion in its entirety as Annex B to this document. We urge you to read carefully the opinion in its entirety.

     Recommendations of NetSpeak's Board of Directors (See page ___)

     Our board of directors has unanimously adopted the merger and the merger agreement and determined that the merger is advisable, fair to and in the best interests of NetSpeak and its shareholders. After careful review and consideration, our board of directors unanimously recommends that NetSpeak shareholders vote "for" the approval of the merger and merger agreement proposal.

     Interests of Certain Directors, Officers and Affiliates in the Merger (See page ___)

     You should be aware that some of our directors, officers and affiliates have interests in the merger that are different from your interests as a shareholder. For a detailed description of these differences, you should refer to "Interests of Directors, Officers and Affiliates in the Merger that Differ from Yours."

     United States Federal Income Tax Considerations (See page ___)

     The cash received by the NetSpeak shareholders in exchange for the NetSpeak common stock will be taxable to NetSpeak shareholders for federal income tax purposes. In general, each shareholder will recognize a gain or loss equal to the difference, if any, between the cash payment received and the shareholder's tax basis in the shares surrendered in the merger.

     The U.S. federal income tax consequences are summarized under the heading "United States Federal Income Tax Considerations." Tax matters are very complex and the tax consequences of the merger to you could vary depending on your own situation. We urge you to consult your tax advisors for a full description of the tax consequences of the merger to you.

     Regulatory Requirements (See page ______)

     We are not aware of any material governmental or regulatory approvals or actions that may be required for completion of the merger. If any governmental or regulatory approval or action is or becomes required, we currently contemplate that we would seek the approval or action.

     Dissenters' Rights (See page ___)

     NetSpeak shareholders are not entitled to dissenters' rights under Florida law.

     Accounting Treatment (See page __)

     The acquisition of the shares of NetSpeak common stock from NetSpeak shareholders will be accounted for by Adir as a purchase of a business. Under this method of accounting, the assets and liabilities of NetSpeak acquired by Adir will be recorded at their fair value, and any excess of Adir's purchase price over the fair value will be accounted for as goodwill.

Principal Provisions of the Merger Agreement (See page __)

     The merger agreement contemplates the merger of a wholly-owned subsidiary of Adir with and into NetSpeak, with NetSpeak surviving the merger. Upon the consummation of the merger, NetSpeak will become a wholly-owned subsidiary of Adir. The merger will become effective on the date and time that the articles of merger are filed with the Florida Secretary of State or such other date and time specified in the articles of merger.

     The merger agreement contains representations and warranties by NetSpeak, Adir and merger subsidiary, which are customary for agreements of this nature. The merger agreement also contains customary covenants. Some of the covenants include NetSpeak's covenant to carry on its business in the same manner as it has done prior to the date of the merger agreement and NetSpeak's covenant to provide Adir with notice of certain developments in its business. NetSpeak also agreed that it will not solicit, initiate or encourage or take any action which would facilitate an acquisition proposal from a third party other than Adir or engage in negotiations with or disclose any nonpublic information to any person who is considering making or has made an acquisition proposal to NetSpeak. NetSpeak may, however, ask questions of, consider and clarify a proposal from, and conduct due diligence investigations of any potential acquirer and engage in negotiations with a potential acquirer other than Adir, under certain limited conditions.

     The merger will be completed only if specific conditions are satisfied or waived, including obtaining the approval of the merger from the holders of a majority of the outstanding shares of common stock, NetSpeak meeting certain minimum cash and cash equivalent requirements as of the merger's closing date, and other customary closing conditions.

     The merger agreement may be terminated at any time before the merger is completed upon the occurrence of certain events described in the merger agreement. In certain circumstances, NetSpeak has agreed to pay Adir a termination fee of $2,500,000 in the event the merger agreement is terminated. The termination fee, along with the non-solicitation provisions, may discourage third parties who are interested in acquiring a significant stake in NetSpeak, and these provisions are intended by Adir to increase the likelihood that the merger will be completed in accordance with its terms.

                              THE SPECIAL MEETING

     We are furnishing this document to NetSpeak shareholders in connection with the solicitation of proxies by NetSpeak's board of directors at a special meeting of its shareholders, and at any adjournments or postponements of the special meeting.

The Special Meeting

Where and When the Special Meeting Will be Held

     The special meeting will be held at the Embassy Suites Hotel, 661 Northwest 53rd Street, Boca Raton, Florida 33487 at 10:00 A.M., local time, on August __, 2001.

Purpose of the Special Meeting

     At the special meeting, NetSpeak shareholders will consider and vote upon a proposal to approve the merger and merger agreement and such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

July 2, 2001 Record Date; Voting Power

     Currently, the only outstanding voting securities of NetSpeak are shares of NetSpeak common stock. Only holders of record of NetSpeak common stock on the record date, July 2, 2001, are entitled to notice of and vote at the NetSpeak special meeting. Each holder of record, as of the record date, of NetSpeak common stock is entitled to cast one vote per share. On the record date, there were _____________ shares of NetSpeak common stock outstanding and entitled to be voted at the special meeting. These outstanding shares are held by approximately ___ shareholders of record.

Required Quorum and Required Vote

     The holders of a majority of the outstanding shares of NetSpeak common stock must be present, in person or by proxy, at the special meeting for there to be a quorum. The favorable vote of a majority of the shares of NetSpeak common stock outstanding on the record date is required for approval of the merger agreement. On the record date, NetSpeak's directors and executive officers owned and were entitled to vote ______________ shares of NetSpeak common stock, or approximately ____% of the outstanding shares of NetSpeak common stock. In addition, Motorola, which has a designee appointed to the Board of Directors, owns ___% of NetSpeak's common stock outstanding on the record date.

     If you fail to vote or abstain from voting, it will have the effect of a vote against the merger.

Voting of Proxies

     All shares of NetSpeak common stock represented by proxies properly executed and received prior to or at the special meeting and not revoked, will be voted in accordance with the instructions indicated in such proxies. If a shareholder does not indicate any instructions on a properly executed and returned proxy, that proxy will be voted for the approval of the merger.

     If any other matters are properly presented at the special meeting for consideration, the persons named in the enclosed form of proxy, and acting under that proxy, will have discretion to vote on such matters in accordance with their best judgment.

Revoking the Proxy

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

     . filing, including by telegram or telecopy, with NetSpeak's Secretary, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the date of the proxy or a later-dated proxy relating to the same shares; or

     . attending the special meeting and voting in person.

     In order to vote in person at the special meeting, NetSpeak shareholders must attend the special meeting and cast their votes in accordance with the voting procedures established for the special meeting. Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy must be sent so as to be delivered at or before the taking of the vote at the special meeting as follows to: NetSpeak Corporation, 902 Clint Moore Road, Suite 104, Boca Raton, Florida 33487, Telecopy: (561) 997-2401, Attention: John W. Staten, Secretary.

     It is the policy of NetSpeak to keep confidential proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is mandated by law and in other limited circumstances.

     NetSpeak shareholders who require assistance in changing or revoking a proxy should contact the person at the address or phone number provided in this document under the caption "Who Can Help Answer Your Questions."

Abstentions; Broker Non-Votes

     Approval of the merger agreement requires a favorable vote of the majority of all outstanding shares of NetSpeak common stock, an abstention will have the effect of a vote against the merger. The failure of a NetSpeak shareholder to return a proxy will also have the effect of a vote against the merger.

     Under applicable rules, brokers who hold shares in street name for customers have the authority to vote on some routine proposals when they have not received instructions from beneficial owners. Under applicable rules, these brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters like the merger, and thus, absent specific instructions from the beneficial owner of shares held in street name, brokers are not empowered to vote these shares with respect to the approval of the merger, i.e., broker non-votes. Therefore, a broker non-vote will not be counted for purposes of determining the presence of a quorum, but will otherwise have the effect of a vote against the merger.

Solicitation of Proxies; Payment of Expenses

     NetSpeak will pay the cost of soliciting proxies for the special meeting. In addition to solicitation by mail, NetSpeak directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. NetSpeak will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and NetSpeak will, upon written request, reimburse those brokerage houses and custodians for their reasonable expenses in so doing. NetSpeak will retain a proxy solicitor to aid in the solicitation of proxies and to verify records related to the solicitations. Each proxy solicitor will receive customary fees and expense reimbursement for its services. To the extent necessary in order to ensure sufficient representation at the special meeting, NetSpeak may request the return of proxy cards by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received. We urge shareholders to vote proxies without delay.

Stock Certificates

     Do not send your NetSpeak common stock certificates with your proxy cards. Promptly after the merger, the paying agent for the merger will send a transmittal letter to you with instructions for surrendering your NetSpeak common stock certificates in exchange for the cash merger consideration.

                                   THE MERGER

Description of the Merger

     The boards of directors of NetSpeak and Adir have adopted a merger agreement whereby NetSpeak will become a wholly-owned subsidiary of Adir. If the merger and the merger agreement are approved, merger subsidiary will be merged into NetSpeak and NetSpeak will be the surviving company in the merger. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this document, because it is the legal document that governs the merger.

     If the merger is completed, you will receive the cash merger consideration equal to $3.10, without interest, subject to adjustment to not less than $3.00, in exchange for each share of NetSpeak common stock that you own at the time of the merger. Holders of options to purchase NetSpeak common stock that were outstanding as of June 11, 2001 and that remain outstanding at the closing of the merger, with an exercise price less than the cash merger consideration will be entitled to receive cash equal to the difference between the cash merger consideration and the applicable exercise price of the options, less applicable withholding taxes. All options outstanding as of the effective date of the merger will be canceled. The merger is subject to several conditions, including the approval of holders of a majority of the outstanding shares of NetSpeak common stock, NetSpeak maintaining a certain minimum amount of cash and cash equivalents on hand as of the merger's closing date, and other customary closing conditions.

     The merger will terminate the interests of all NetSpeak shareholders in NetSpeak common stock. Adir will become the sole shareholder of NetSpeak and the sole beneficiary of any earnings and growth of NetSpeak following the merger. As a result, following the merger, NetSpeak shareholders and holders of options will no longer benefit from any increase in NetSpeak's value nor will they bear any risk of a decrease in NetSpeak's value.

     NetSpeak common stock is currently registered under the Exchange Act and is quoted on the Nasdaq National Market under the symbol "NSPK." Following the merger, the NetSpeak common stock will be delisted from the Nasdaq National Market and will no longer be publicly traded, and the registration of the NetSpeak common stock under the Exchange Act will be terminated.

Background of the Merger

     We have set forth below the chronological background of events which resulted in Adir and a service provider submitting proposals for the NetSpeak board of directors to consider.

     During the last several years, NetSpeak has held conversations with a number of companies regarding possible strategic relationships, including possible business combinations. On October 25, 2000, NetSpeak engaged Broadview to seek strategic partners or investments, including possible business combinations.

     During the fourth quarter of 2000 and continuing into 2001, Broadview contacted and had discussions with a number of companies that it and NetSpeak had identified as potential candidates, including Motorola, Inc., an existing strategic partner and principal shareholder of NetSpeak. During this same time period, the telecommunications sector experienced a significant decline in capital expenditures for telecommunications equipment.

     On April 5, 2001, NetSpeak had an initial meeting with the service provider, which expressed an interest in exploring a strategic relationship. Senior management of the service provider made a presentation relating to the service provider's business, history and prospects to John W. Staten,

NetSpeak's chief financial officer. NetSpeak and the service provider executed a confidentiality agreement on that date.

     On April 10, 2001, Mr. Staten and Mr. James Kwock, NetSpeak's vice president of marketing, met at the offices of the service provider with its senior management to further evaluate the business of the service provider.

     From time to time over the last several years, NetSpeak had discussed a possible strategic relationship with Net2Phone, the principal shareholder of Adir. In early April 2001, Michael Rich, NetSpeak's chief executive officer, contacted David Greenblatt, Adir's president, regarding exploring a possible strategic relationship.

     On April 19, 2001, members of Adir's management, including Mr. Greenblatt, visited NetSpeak's executive offices. They met with Messrs. Rich and Staten and other members of NetSpeak's management team to explore potential synergies between the companies. NetSpeak and Adir executed a confidentiality agreement on that date.

     On April 23, 2001, Mr. Staten introduced Michael Rich to senior management of the service provider to discuss further the potential of a strategic relationship.

     On April 26, 2001, at a board of directors meeting, representatives of Broadview updated the board on Broadview's efforts to find a potential strategic partner or business combination for NetSpeak. Broadview reported that it had contacted and had discussions with a number of companies, and given the current economic climate in the telecommunications and VoIP industries, such parties were not prepared to proceed at that time with a strategic relationship.
Messrs. Rich and Staten also reported that NetSpeak continued to have limited sales visibility and could not adequately forecast revenues much beyond its
existing contractual commitments.   At this meeting, Messrs. Rich and Staten
also updated the board on the preliminary discussions with the service provider and the discussions with Cisco Systems Inc. Based on these discussions, the board authorized Messrs. Rich and Staten and Broadview to proceed with these discussions, as well as to use their industry contacts to determine whether other opportunities existed.

     Subsequent to the April 26, 2001 board of directors meeting, NetSpeak, Broadview and the service provider had further discussions regarding a potential transaction.

     As part of its strategic relationship with Cisco, NetSpeak and Cisco periodically discussed ways to enhance their relationship, including the possibility of a minority investment. During April 2001, NetSpeak and Cisco had several discussions about strengthening NetSpeak's ability to service NetSpeak's and Cisco's joint customers, either through an expanded strategic relationship between them or through a strategic relationship between NetSpeak and a third party affiliated with Cisco.

     On April 30, 2001, Messrs. Rich and Staten met at the offices of Cisco, which is an Adir shareholder and has a designee on the Adir board of directors. Several members of Adir's senior management also attended the meeting. Cisco indicated that it would be supportive of an expanded relationship between NetSpeak and Adir and encouraged the two companies to continue their discussions.

     On May 2, 2001, Mr. Rich received a proposal from the service provider to acquire all of the issued and outstanding capital stock of NetSpeak in a stock-for-stock transaction. Over the next two weeks, several discussions took place among NetSpeak, Broadview and the service provider regarding the terms of the proposal.

     Also on May 2, 2001, members of Adir's technical team met at NetSpeak's executive offices with members of NetSpeak's senior management and technical team to perform a high-level business and technical review.

     During the first week of May 2001, NetSpeak received an inquiry with respect to a strategic relationship from an additional party that was introduced to NetSpeak by Cisco. NetSpeak executed a confidentiality agreement with this party and the party performed some preliminary due diligence, following which it advised NetSpeak that it did not wish to proceed with a strategic relationship at that time.

     On May 11, 2001, Adir submitted a proposal to NetSpeak to acquire all of the issued and outstanding capital stock of NetSpeak in a cash-for-stock acquisition. Over the next several days, several discussions took place among NetSpeak, Broadview and Adir regarding the terms of the proposal.

     On May 14, 2001, the service provider and Adir each submitted revised proposals. On that same day, the NetSpeak board of directors held a special meeting to discuss the status of the two possible strategic transactions.
During the meeting, Mr. Rich summarized the results of both the Broadview engagement and the efforts of management to identify strategic partners and business combinations. He reported that after exploring options with a number of potential parties, including Motorola, neither NetSpeak's management nor Broadview believed that there were parties other than Adir and the service provider that either wished to pursue a strategic relationship with NetSpeak or wished to pursue such a relationship on terms that would be more favorable to NetSpeak shareholders. Broadview then presented the principal terms of the proposals to the board of directors for discussion and went through a detailed comparison of the two proposals. Broadview expressed its opinion that the Adir offer was a superior offer to NetSpeak shareholders. Management also believed that the Adir offer was more valuable to NetSpeak shareholders than if NetSpeak chose to reject Adir's offer and continue its present operations in light of the continuing deterioration of the telecommunication sector. After a lengthy discussion, the board of directors authorized management to proceed with negotiating a definitive agreement with Adir.

     On May 15, 2001, NetSpeak and Adir executed an exclusivity letter pursuant to which NetSpeak agreed to negotiate exclusively with Adir for a ten-day period with a view to negotiating a definitive agreement. The next day, Adir and NetSpeak commenced additional due diligence.

     On May 17, 2001, Adir submitted a draft merger agreement to NetSpeak. Over the course of the next several week, representatives of Adir and NetSpeak and their respective advisors completed their due diligence investigations and negotiated the terms of the final merger agreement.

     On May 25, 2001 and again on June 1, 2001, NetSpeak and Adir amended the exclusivity letter to extend the exclusivity period, while the parties continued negotiations. On June 8, 2001, the board of directors along with NetSpeak's legal counsel and representatives from Broadview met informally to discuss the status of the negotiations with Adir.

       On June 11, 2001, representatives of NetSpeak and Adir reached an agreement on the definitive merger agreement. The NetSpeak board of directors held a special meeting to vote on the proposed transaction with Adir. At this meeting, the principal terms of the proposed merger agreement were summarized. Broadview made a presentation regarding its analysis of the financial terms of the proposed transaction, discussed the results of the negotiations, and expressed its opinion that the cash merger consideration was fair to the holders of NetSpeak common stock, from a financial point of view. Following these presentations and discussions, the NetSpeak board of directors unanimously adopted the merger and merger agreement. Following receipt of the board of director's approval, Adir and NetSpeak executed the merger agreement and issued press releases announcing the execution of the merger agreement on the morning of June 12, 2001.

Opinion of NetSpeak's Financial Advisor

     As of October 25, 2000, NetSpeak engaged Broadview to act as financial advisor to NetSpeak's board of directors. The NetSpeak board of directors selected Broadview based on Broadview's reputation and experience in the information technology, communication and media sector and the telecommunications software industry in particular. Broadview focuses on providing merger and acquisition advisory services to information technology, communications and media companies. In this capacity, Broadview is continually engaged in valuing these businesses and maintains an extensive database of information technology, communications and media mergers and acquisitions for comparative purposes. At the meeting of the NetSpeak board of directors on June 11, 2001, Broadview rendered its opinion that, as of June 11, 2001, based upon and subject to the various factors and assumptions described in the Broadview opinion, the cash merger consideration to be received by holders of NetSpeak common stock under the merger agreement was fair, from a financial point of view, to holders of NetSpeak common stock.

     Broadview's opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Broadview, is attached in its entirety as Annex B to this proxy statement. NetSpeak shareholders are urged to, and should, read the Broadview opinion carefully and in its entirety. The Broadview opinion is directed to the NetSpeak board of directors and addresses only the fairness of the cash merger consideration from a financial point of view to holders of NetSpeak common stock as of the date of the opinion. The Broadview opinion does not address any other aspect of the merger and does not constitute a recommendation to any NetSpeak shareholder as to how to vote at the NetSpeak special meeting. The summary of the Broadview opinion set forth in this proxy statement, although materially complete, is qualified in its entirety by reference to the full text of such opinion.

In connection with rendering its opinion, Broadview, among other things:

     . reviewed the terms of the draft merger agreement furnished to Broadview by NetSpeak's legal counsel on June 8, 2001;

     . reviewed certain publicly available financial statements and other information on NetSpeak;

     . reviewed certain internal financial and operating information, including certain projections for NetSpeak prepared and provided to Broadview by NetSpeak management;

     . participated in discussions with NetSpeak management concerning the operations, business strategy, financial performance and prospects for NetSpeak;

     . discussed the strategic rationale for the merger with NetSpeak management;

     . reviewed the recent reported closing prices and trading activity for NetSpeak common stock;

     . compared aspects of the financial performance of NetSpeak with other comparable public companies;

     . analyzed available information, both public and private, concerning other comparable mergers and acquisitions;

     .  reviewed recent equity research analyst reports covering NetSpeak;

     . participated in discussions related to the merger with NetSpeak, Adir, certain Adir shareholders and their respective advisors; and

     . conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of its opinion.


     In rendering its opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information, including without limitation the representations and warranties contained in the merger agreement, that was publicly available or furnished to Broadview by NetSpeak, Adir, certain Adir shareholders or their respective advisors. With respect to the financial projections examined by Broadview, Broadview assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of NetSpeak as to the future performance of NetSpeak. Broadview also assumed that NetSpeak was not currently involved in any material transaction as of the date of Broadview's opinion other than the merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Broadview also relied, with NetSpeak's permission, on Adir's representations that it would have sufficient funds to complete the transaction.

     Broadview did not make or obtain any independent appraisal or valuation of any of NetSpeak's assets. Broadview's opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of June 11, 2001, and any changes in such conditions since that date would require a reevaluation of Broadview's opinion.

     The following is a brief summary of some of the sources of information and valuation methodologies employed by Broadview in rendering its opinion. These analyses were presented to the NetSpeak board of directors at its meeting on June 11, 2001. This summary includes the financial analyses used by Broadview and deemed to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. Broadview did not explicitly assign any relative weights to the various factors of analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

NetSpeak Stock Performance Analysis

     Broadview compared the recent stock performance of NetSpeak with that of the NASDAQ Composite and the NetSpeak Comparable Index. The NetSpeak Comparable Index is comprised of public companies that Broadview deemed comparable to NetSpeak. Broadview selected companies competing in the communications software industry with revenues under $175 million for the last reported 12 months and revenue growth under 30% projected for the 12 months ending December 31, 2001. The NetSpeak Comparable Index consists of the following companies: Visual Networks, Inc.; NetScout Systems, Inc.; Inet Technologies, Inc.; MetaSolv, Inc.; Concord Communications, Inc.; Evolving Systems, Inc.; CUseeMe Networks, Inc.; HearMe; DSET Corporation; and VocalTec Communications Ltd.

Public Company Comparables Analysis

     Broadview considered ratios of share price and market capitalization, adjusted for cash and debt when necessary, to selected historical operating results in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Broadview compared financial information of NetSpeak with publicly available information for the companies comprising the NetSpeak Comparable Index. For this analysis, as well as other analyses, Broadview examined publicly available information.

     The following table presents, as of June 8, 2001, the median multiples and the range of multiples for the NetSpeak Comparable Index of total market capitalization (defined as equity market capitalization plus total debt minus cash and cash equivalents) divided by selected operating metrics:

                                                                      Median Multiple            Range of Multiples
                                                                      ---------------            ------------------
Total Market Capitalization to Last 12 Months                             0.89 x                    NM - 3.18 x
     Revenue
Total Market Capitalization to Last 12 Months                             1.57 x                    NM - 5.29 x
     Gross Profit
Total Market Capitalization to Projected Calendar Year 2001               0.93 x                    NM - 2.87 x
      Revenue
Total Market Capitalization to Projected Calendar Year 2001               1.64 x                    NM - 4.53 x
     Gross Profit
Total Market Capitalization to Projected Calendar Year 2002               1.87 x                    NM - 1.93 x
     Revenue
Total Market Capitalization to Projected Calendar Year 2002               1.35 x                    NM - 2.92 x
     Gross Profit

     The following table presents, as of June 8, 2001, the median implied per share values and the range of implied per share values of NetSpeak's common stock, calculated by using the multiples shown above and the appropriate NetSpeak operating metric:

                                                                             Median Implied         Range of Implied
                                                                                   Value                  Value
                                                                             --------------        -----------------
Total Market Capitalization to Last 12 Months                                      $2.76               NM - $5.25
     Revenue
Total Market Capitalization to Last 12 Months                                      $3.30               NM - $6.86
     Gross Profit
Total Market Capitalization to Projected Calendar Year 2001                        $2.78               NM - $4.82
     Revenue
Total Market Capitalization to Projected Calendar Year 2001                        $3.34               NM - $6.06
     Gross Profit
Total Market Capitalization to Projected Calendar Year 2002                        $3.68               NM - $5.96
     Revenue
Total Market Capitalization to Projected Calendar Year 2002                        $4.44               NM - $7.54
     Gross Profit

     No company utilized in the public company comparables analysis as a comparison is identical to NetSpeak. In evaluating the comparables, Broadview made numerous assumptions with respect to communications software industry performance and general economic conditions, many of which are beyond the control of NetSpeak. Mathematical analysis, such as determining the median, average or range, is not in itself a meaningful method of using comparable company data.

Transaction Comparables Analysis

     Broadview considered ratios of equity purchase price, adjusted for the seller's cash and debt when appropriate, to selected historical operating results in order to indicate multiples strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions that it considered similar to the merger. Broadview selected these transactions by choosing recent transactions involving sellers in the telecommunications software industry, excluding equity investments, with revenues between $1 million and $100 million in the last reported 12 months before the acquisition. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as information from Broadview's proprietary database of published and confidential merger and acquisition transactions in the information technology, communication and media industries. These transactions consisted of the acquisition of:

     .  NextPoint Networks by NetScout Systems, Inc.;
     .  GeoTel Communications Corporation by Cisco Systems, Inc.;
     .  Inverse Network Technology by Visual Networks, Inc.;
     . Objective Systems Integrators, Inc. by Agilent Technologies, Inc.; . Architel Systems Corporation by Nortel Networks Corporation;
     .  Confidential by Confidential;
     .  Active Voice Corp. by Cisco Systems, Inc.;
     .  InfoInterActive Inc. by America Online, Inc.; and,
     .  Centigram Communications Corp. by ADC Telecommunications, Inc.

     The following table presents, as of June 8, 2001, the median multiple and the range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the seller's revenue in the last reported 12 months prior to acquisition for the transactions listed above:

                                                                      Median Multiple            Range of Multiples
                                                                      ---------------            ------------------
Adjusted Price to Last Reported 12 Months Revenue                         8.64 x                  1.75 x - 47.68 x

     The following table presents, as of June 8, 2001, the median implied per share value and the range of implied per share values of NetSpeak's common stock, calculated by multiplying the multiples shown above by the appropriate NetSpeak operating metric for the 12 months ended March 31, 2001:

                                                                            Median Implied           Range of Implied
                                                                                 Value                     Values
                                                                            --------------           ----------------
Adjusted Price to Last Reported 12 Months Revenue                                $10.28               $3.40 - $49.28

     No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the telecommunications software industry's performance and general economic conditions, many of which are beyond the control of NetSpeak or Adir. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Transaction Premiums Paid Analysis

     Broadview considered the premiums paid above a seller's share price in order to determine the additional value that strategic and financial acquirers, when compared to public shareholders, are willing to pay for companies in a particular market segment. In order to perform this analysis, Broadview reviewed a number of transactions involving publicly-held software companies. Broadview selected these transactions from its proprietary database by choosing transactions since January 1, 1999 with an equity purchase price between $10 million and $100 million. These transactions consisted of the acquisition of:

     .  Marcam Solutions, Inc. by Invensys plc;
     .  Telemate.Net Software, Inc. by Verso Technologies, Inc.;
     .  ConnectInc.com, Co. by Calico Commerce, Inc.;
     .  DemandStar.com, Inc. by Onvia.com, Inc.;
     .  CITATION Computer Systems, Inc. by Cerner Corporation;
     .  Crosskeys Systems Corp. by Orchestream Holdings plc;
     .  Interlink Computer Sciences, Inc. by Sterling Software, Inc.;
     .  Fourth Shift Corporation by AremisSoft Corporation;
     .  Metrowerks, Inc. by Motorola, Inc.;
     .  Continuus Software Corporation by Telelogic AB;
     .  Diehl Graphsoft, Inc. by Nemetschek Aktiengesellshaft;
     .  Transition Analysis Component Technology, Inc. by Aspect Development,
        Inc.;
     .  Wave Technologies International, Inc. by Thomson US Holdings, Inc.;
     .  Interface Systems, Inc. by Tumbleweed Communications Corp.;
     .  Wall Data Incorporated by NetManage, Inc.;
     .  OptiSystems Solutions, Ltd. by BMC Software, Inc.;
     .  ULTRADATA Corporation by Concentrex, Inc.;
     .  Inference Corporation by eGain Communications Corporation;
     .  Expert Software, Inc. by Activision, Inc.;
     .  Concentrex Incorporated by John H Harland Company;
     .  Health Systems Design Corporation by Perot Systems Corporation;
     .  FDP Corporation by SunGard Data Systems, Inc.;
     .  Template Software, Inc. by Level 8 Systems, Inc.;
     .  ViaGrafix Corporation by 7th Level, Inc.;
     . Oacis Healthcare Holdings Corp. by Science Applications International Corporation;
     .  InfoInterActive Inc. by America Online, Inc.;
     .  Xionics Document Technologies, Inc. by Oak Technology, Inc.;
     .  Simware Inc. by NetManage, Inc.;
     .  ShowCase Corporation by SPSS, Inc.;
     . Voice Control Systems, Inc. by Royal Philips Electronics of the Netherlands;
     .  Analogy, Inc. by Avant! Corporation;
     .  Enterprise Software, Inc. by LiveWire Media LLC; and,
     .  PrimeResponse, Inc. by Chordiant Software, Inc.

     The following table presents, as of June 8, 2001, the median premium and the range of premiums for these transactions calculated by dividing:

     (1) the offer price per share minus the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction, by

     (2) the closing share price of the seller's common stock twenty trading days or one trading day prior to the public announcement of the transaction:

                                                                       Median Premium               Range of Premiums
                                                                       --------------               -----------------
Premium Paid to Seller's Share Price One                                     32.3%                   (6.3%) - 182.0%
  Trading Day Prior to Announcement
Premium Paid to Seller's Share Price Twenty                                  66.7%                   (5.7%) - 287.1%
  Trading Days Prior to Announcement

     The following table presents the median implied value and the range of implied values of NetSpeak's stock, calculated by using the premiums shown above and NetSpeak's share price twenty trading days and one trading day prior to June 8, 2001:

                                                                   Median Implied Value        Range of Implied Values
                                                                   --------------------        -----------------------
Premium Paid to Seller's Share Price One Trading                          $2.38                      $1.69 - $5.08
  Day Prior to Announcement
Premium Paid to Seller's Share Price Twenty Trading                       $2.03                      $1.15 - $4.72
  Days Prior to Announcement

     No transaction utilized as a comparable in the transaction premiums paid analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to the telecommunications software industry's performance and general economic conditions, many of which are beyond the control of NetSpeak or Adir. Mathematical analysis, such as determining the average, median or range is not in itself a meaningful method of using comparable transaction data.

Present Value of Projected Share Price Analysis

     Broadview calculated the present value of potential future share prices of NetSpeak common stock on a stand-alone basis using management estimates for NetSpeak for the 12 months ending December 31, 2002. The implied share price calculated using the median total market capitalization to last 12 months revenue multiple for the NetSpeak Comparable Index and a discount rate determined by the Capital Asset Pricing Model with the risk implied by the past stock performance of the NetSpeak Comparable Index was $2.62. Broadview also examined the effects of potential variations in the December 31, 2002 revenue estimate.

Consideration of the Discounted Cash Flow Methodology

     While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of this opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for NetSpeak, Broadview considered a discounted cash flow analysis inappropriate for valuing NetSpeak.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

     In performing its analyses, Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of NetSpeak or Adir. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The consideration to be received by holders of NetSpeak common shares pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between NetSpeak and Adir, and were adopted by the NetSpeak board of directors. Broadview participated in discussions with the NetSpeak board of directors during such negotiations. However, Broadview did not recommend any specific consideration to the NetSpeak board of directors or that any specific consideration constituted the only appropriate consideration for the merger. In addition, Broadview's opinion and presentation to the NetSpeak board of directors was one of many factors taken into consideration by the NetSpeak board of directors in making its decision to adopt the merger. Consequently, the Broadview analyses as described above should not be viewed as determinative of the opinion of the NetSpeak board of directors with respect to the value of NetSpeak or of whether the NetSpeak board of directors would have been willing to agree to a different consideration.

     NetSpeak is obligated to pay Broadview a transaction fee of $1,000,000 in connection with the merger. NetSpeak has already paid Broadview a fairness opinion fee of $500,000. The balance of the fee will be due and payable upon completion of the merger. In addition, NetSpeak has agreed to reimburse Broadview for its reasonable out-of-pocket expenses, including fees and expenses of its counsel, and to indemnify Broadview and its affiliates against certain liabilities and expenses related to its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with Broadview, which NetSpeak and Broadview believe are customary in transactions of this nature, were negotiated at arm's length between NetSpeak and Broadview, and the NetSpeak board of directors was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the merger.

Reasons for the Merger

     The decision of our board of directors to adopt the merger agreement on June 11, 2001, followed several months of exploring and analyzing the various strategic and financial alternatives available to NetSpeak. During this period, our board of directors met numerous times and reviewed in detail the business, results of operations and prospects of NetSpeak.

     Our board of directors considered a number of factors in making its recommendation to the NetSpeak shareholders with respect to the merger. These factors, to which no relative weights have been assigned, include the following:

     . The knowledge and review by our board of directors and its advisors of the current business, assets and financial condition and future prospects of NetSpeak;

     . The competitive environment and economic deterioration in the telecommunications and Internet telephony industries;

     .  NetSpeak's ability to raise capital in the current financial markets;

     .  NetSpeak's ability to achieve profitability;

     . Alternatives to the merger, including a proposed strategic transaction with a third party other than Adir, the risks of liquidation and other alternatives that are less attractive for NetSpeak shareholders;

     . The review of the material terms and conditions of the merger as reflected in the merger agreement, including the amount and form of consideration;

     . The information provided to our board of directors by the officers of NetSpeak with respect to the financial terms and other aspects of the merger;

     . The structure of the merger, which would permit holders of NetSpeak common stock to convert all of their shares of NetSpeak common stock to cash;

     . The fact the merger consideration represented a premium of 66.7% to 72.2% over the closing price of the NetSpeak common stock on June 8, 2001;

     . The presentation of Broadview International LLC, NetSpeak's financial advisor, delivered to our board of directors at its meetings on June 11, 2001, which included a discussion of the difficulties of raising capital in today's financial markets, the ongoing uncertain conditions in the telecommunications and VoIP industry, and the premium to be received by NetSpeak shareholders from Adir over the current stock price; and the opinion of Broadview, based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, that the merger consideration, is fair, from a financial point of view to the holders of NetSpeak common stock (see "-- Opinion of NetSpeak's Financial Advisor"); and

     . Such other matters as the NetSpeak board of directors deemed appropriate or necessary in considering the merger.

Recommendation of NetSpeak's Board of Directors

     Our board of directors has unanimously adopted the merger agreement and determined that the merger is advisable, fair to, and in the best interests of, NetSpeak and its shareholders. After careful review and consideration, our board of directors unanimously recommends that NetSpeak shareholders vote for approval of the merger and merger agreement.

Interests of Directors, Officers and Affiliates in the Merger that Differ from Yours

     In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors, officers and affiliates have interests in the merger that are different from your interests as a shareholder. The board of directors was aware of and considered these actual and potential conflicts of interest. These interests include those described below.

     Other than as described herein, no director or executive officer of NetSpeak, and no associate of any such person, has any substantial interest, direct or indirect, in the merger, other than an interest arising from the ownership of NetSpeak common stock, in which case the director or officer receives no extra or special benefit not shared on a pro rata basis by all other NetSpeak shareholders.

Indemnification

     The merger agreement provides that Adir will assume NetSpeak's obligations under existing indemnification agreements executed by NetSpeak with certain of its current and past officers and directors. In addition, Adir will cause NetSpeak, for a period of six years after the effective time of the merger, to maintain provisions in its articles of incorporation and bylaws that provide for the indemnification of each present and former director, officer, employee, trustee and agent of NetSpeak or any of its subsidiaries, including each person controlling any of the foregoing persons, for any acts or omissions, or alleged acts or omissions, by them in their capacities as such to the same extent such indemnification is provided for under NetSpeak's current articles of incorporation and bylaws. Adir will also maintain NetSpeak's existing directors' and officers' liability insurance policies, or provide coverage with terms at least as favorable as the existing policies, for a period of six years after the effective time of the merger.

Consulting and Employment Agreement

     Michael Rich, our current chief executive officer, entered into a consulting and employment agreement with Adir, effective as of June 11, 2001. The agreement provides that Mr. Rich will serve as a consultant to Adir from the date of execution of the agreement until the closing of the merger. As a consultant, Mr. Rich is entitled to receive $1,000 per month. Upon the closing of the merger, Mr. Rich will be employed as Adir's president and chief operating officer and shall be entitled to receive an annual base salary of $300,000 and a discretionary bonus. In addition, Mr. Rich was granted options to purchase 3,000 shares of Adir's common stock, representing 2.2% of Adir's outstanding capital stock on a fully diluted basis. Upon the closing of the merger, the options will vest over a four-year period and will have an exercise price equal to the fair market value of the underlying common stock as of the effective date of the consulting and employment agreement. The agreement will be terminated if the merger is not consummated.

Certain Payments

     Michael Rich and John Staten have provisions in their respective employment agreements with NetSpeak which provide for certain payments in the event of a change of control which is followed by certain other actions, such as a termination of employment following completion of the merger or a dimunition in duties. Although it is uncertain whether the provisions will be triggered, Adir has agreed to allow NetSpeak to make these payments upon completion of the merger. Mr. Rich will receive $849,000 and Mr. Staten will receive $624,000.

Options

     At the June 11, 2001 board of directors meeting, our board of directors approved the vesting of all outstanding stock options including 833,333 and 389,999 unvested stock options held by Messrs. Rich and Staten, respectively; of these options, 483,333 and 223,333 have exercise prices less than the cash merger consideration. Holders of options to purchase NetSpeak common stock that were outstanding as of June 11, 2001 and that remain outstanding at the closing of the merger with an exercise price, less than the cash merger consideration will be entitled to receive cash equal to the difference between the cash merger consideration and the applicable exercise price of the options, less applicable withholding taxes.

Interests of Motorola

     Motorola has advised NetSpeak that it has a commercial relationship with Net2Phone, the principal shareholder of Adir. Motorola periodically makes strategic investments in other companies with whom it has commercial relationships. Motorola has from time to time engaged in preliminary discussions with Net2Phone regarding an equity investment in Adir as part of Adir's current private offering; however, no agreement has been reached and there can be no assurance that Motorola will ultimately decide to make such equity investment or what the terms of any such equity investment might be.

     Pursuant to its joint development and license agreement with NetSpeak, Motorola is required to purchase a minimum of $1,500,000 and $500,000 in the third and fourth quarters of 2001, respectively. Motorola may terminate its purchase commitment following the end of the then-current quarter in which a change in control of NetSpeak occurs. If the merger closes in the third quarter of 2001, Motorola would have the option to cancel its fourth quarter purchase commitment.

United States Federal Income Tax Considerations

     The following is a summary of certain U.S. federal income tax considerations of the merger to you and our other shareholders receiving the cash merger consideration.

     The merger will be a taxable transaction to NetSpeak shareholders for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. In general, you and other shareholders will recognize a gain or loss for federal income tax purposes equal to the difference, if any, between the cash payment received and your adjusted tax basis in the shares surrendered in the merger. Your gain or loss will generally be a capital gain or loss if you hold our common stock as a capital asset, and will be a long-term capital gain or loss if, at the effective time of the merger, you have held your common stock for more than one year. Net long-term capital gain is currently taxed, in the case of an individual, at a maximum rate of 20% for federal income tax purposes. Capital loss generally can be used on to reduce capital gain income and, in the case of an individual, up to $3,000 of capital loss (in excess of capital gain) can be used to reduce other ordinary income, for federal income tax purposes.

     This discussion may not apply to the following shareholders:

     . Those who acquired their NetSpeak common stock by exercising employee stock options or through other compensation arrangements with us;

     .  Those who are not citizens or residents of the United States; and

     .  Those who are otherwise subject to special tax treatment.

     You may be subject to "backup withholding" at a rate of 31% on payments received in connection with the merger unless you:

     . Provide a correct taxpayer identification number (which, if you are an individual, is your social security number) and any other required information to the paying agent, or

     . Are a corporation or come with certain exempt categories and, when required, demonstrate this fact, and otherwise comply with applicable requirements of the backup withholding rules.

If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against your federal income tax liability. You should consult with your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption. You may prevent backup withholding by completing a Substitute Form W-9, which will be attached to the transmittal letter sent to you by the paying agent, and submitting it to the paying agent for the merger when you submit your NetSpeak common stock certificate(s) following the effective time of the merger.

     Tax matters are very complex and the tax consequences of the merger to you could vary depending on your own situation. We urge you to consult your tax advisors for a full description of the tax consequences of the merger to you.

Regulatory Requirements

     We are not aware of any material governmental or regulatory approvals or actions that may be required for completion of the merger. If any governmental or regulatory approval or action is or becomes required, we currently contemplate that we would seek the approval or action.

Dissenters' Rights

     NetSpeak is a Florida corporation. Under Florida law, NetSpeak shareholders are not entitled to dissenters' rights because as of the record date the NetSpeak common stock was traded on the Nasdaq National Market.

Accounting Treatment

     The acquisition of NetSpeak will be accounted for by Adir as a purchase of a business. Under this method of accounting, the assets and liabilities of NetSpeak acquired will be recorded at their fair value, and any excess of Adir's purchase price over the fair value will be accounted for as goodwill.

Stock Exchange Listing

     NetSpeak common stock is quoted on the Nasdaq National Market under the symbol "NSPK." If the merger is completed, NetSpeak will no longer have any public shareholders and will be delisted from Nasdaq.

Stock Transfer and Paying Agent

     American Stock Transfer & Trust Company, the transfer agent for the NetSpeak common stock, will act as the paying agent for the merger.

Exchange Procedures

     NetSpeak shareholders should not send in their NetSpeak common stock certificates with their proxy cards. Promptly after the merger, the paying agent for the merger will send a transmittal letter with instructions to you to be used for surrendering your NetSpeak common stock certificates in exchange for the merger consideration.

                              THE MERGER AGREEMENT

     Set forth below is a description of the material terms of the merger agreement. We urge shareholders to read carefully, in its entirety, the merger agreement, which we have attached as Annex A to this proxy statement and incorporated by reference into this document. If there is any discrepancy between the terms of the merger agreement and the following summary, the merger agreement will control.

Merger Structure

     The merger agreement contemplates that merger subsidiary will merge with and into NetSpeak, with NetSpeak surviving the merger and becoming a wholly-owned subsidiary of Adir. The merger will become effective on the date and time that the articles of merger are filed with the Florida Secretary of State or such other date and time specified in the articles of merger.

Treatment of NetSpeak Common Stock

     At the effective time of the merger, each issued and outstanding share of NetSpeak common stock, other than common stock owned by NetSpeak or Adir, will be converted into the right to receive the cash merger consideration which is equal to $3.10, subject to adjustment as described below.

Adjustment to the Merger Consideration

     The $3.10 in cash that NetSpeak shareholders will receive for each share of NetSpeak common stock is subject to a downward adjustment to not less than $3.00. The adjustment is based on NetSpeak's cash and cash equivalents on hand at closing. NetSpeak and Adir have agreed on a schedule of NetSpeak's expected cash and cash equivalents that varies based upon the month in which the closing occurs. If NetSpeak does not have the expected amount on hand for the month in which the closing takes place, the aggregate amount to be paid by Adir will be reduced on a dollar-for-dollar basis to the extent the cash and cash equivalents balance is less than what was agreed to by the parties. In no event, however, will the cash you receive be less than $3.00 per share. If NetSpeak's cash and cash equivalents at the closing date would result in NetSpeak shareholders receiving less than $3.00 per share of common stock, Adir will have the option to pay $3.00 per share or to terminate the proposed merger without penalty.

Procedure for Exchange of NetSpeak Common Stock Certificates

     Concurrently with the merger, Adir and NetSpeak will deposit with the paying agent, for the benefit of NetSpeak shareholders and certain holders of NetSpeak stock options, cash sufficient to pay the cash merger consideration in exchange for shares of NetSpeak common stock outstanding immediately prior to the merger and for the cancellation of the NetSpeak stock options. The paying agent will mail to each shareholder of record immediately prior to the completion of the merger a letter of transmittal providing instructions for the surrender of stock certificates by the NetSpeak shareholders. Holders of certificates who surrender their NetSpeak common stock certificates together with a duly executed letter of transmittal will be entitled to receive the cash
merger consideration, without interest.    The surrendered NetSpeak common stock
certificates will be canceled.

     Promptly upon receipt of the NetSpeak common stock certificates in accordance with the transmittal letter, the paying agent will deliver the portion of the cash merger consideration due to such shareholder. Delivery of the NetSpeak common stock certificates and the risk of loss and title shall pass only upon actual receipt of the stock certificates by the paying agent.

     Shareholders of record beneficially owning more than 150,000 shares of NetSpeak common stock may request that the transmittal letter be faxed to them and the portion of the cash merger consideration they are entitled to be sent to them by wire transfer.

     Any portion of the cash deposited with the paying agent that remains unclaimed by a NetSpeak shareholder for eight months after the effective date of the merger will be returned to Adir. After the return of these funds, the NetSpeak shareholder must look only to Adir for payment of the cash merger consideration.

     Holders of NetSpeak common stock should not send in their NetSpeak common stock certificates to the paying agent until they receive a transmittal letter from the paying agent.

Treatment of Stock Options

     The merger agreement provides that each stock option outstanding as of June 11, 2001 and that remains outstanding at the closing of the merger with an exercise price less than the cash merger consideration, whether or not then exercisable, will be canceled and converted into the right to receive an amount equal to the difference between the cash merger consideration and the applicable exercise price of the option, less applicable withholding taxes. All other stock options will be canceled. NetSpeak has agreed to obtain from each person entitled to receive NetSpeak stock options after June 11, 2001 a release from any obligation to issue any such stock options in the future.

Representations and Warranties

     The merger agreement contains representations and warranties of NetSpeak, Adir and the merger subsidiary customary for agreements of this nature with regard to aspects of their respective businesses, financial conditions, structures and other facts pertinent to the merger. The representations given by NetSpeak relate to NetSpeak and its subsidiaries and the representations given by Adir relate to Adir and the merger subsidiary that will merge with and into NetSpeak. The representations made by NetSpeak relate to the following topics, among others:

     .  organization, qualification to do business and corporate power;

     .  authorization of the merger agreement and the merger;

     .  no violation;

     .  capitalization;

     .  subsidiaries;

     .  consents and approvals;

     .  financial statements and reserves;

     .  undisclosed liabilities;

     .  changes in business since March 31, 2001;

     .  litigation;

     .  property; liens and encumbrances;

     .  certain agreements;

     .  employee benefit plans;

     .  taxes;

     .  compliance with applicable laws;

     .  opinion of financial advisor;

     .  intellectual property;

     .  insurance;

     .  environmental matters;

     .  claims for indemnification;

     .  labor matters;

     .  payments arising from the merger;

     .  brokers' and finders' fees in connection with the merger;

     .  Florida Control Share Act; and

     .  completeness of representations and warranties.

     The representations given by Adir and merger subsidiary cover the following topics as they relate to Adir and the merger subsidiary:

     .  organization, qualification to do business and corporate power;

     .  authorization of the merger agreement and the merger;

     .  no violation;

     .  consents and approvals;

     .  brokers' and finders' fees in connection with the merger; and

     .  availability of financing.

     The representations and warranties in the merger agreement are complicated and not easily summarized. We urge you to read carefully the sections of the merger agreement with respect to the representations and warranties of NetSpeak, Adir and merger subsidiary.

Conduct of Business Pending the Merger

     Pursuant to the terms of the merger agreement, NetSpeak has agreed that, until the effective time of the merger, subject to certain exceptions, NetSpeak will carry on business in the same manner as conducted prior to the date of the merger agreement.

Shareholders' Special Meeting

     Pursuant to the terms of the merger agreement, NetSpeak has agreed to convene a special meeting of our shareholders to consider and vote upon the approval of the merger and the merger agreement. In addition, NetSpeak has agreed that its board of directors, except as may be permitted with respect to an acquisition proposal, will recommend approval of the merger and the merger agreement and will not withdraw or modify such recommendation.

No Solicitation of Transactions

     Pursuant to the terms of the merger agreement, NetSpeak has agreed that it will not solicit, initiate, encourage or take any action which would facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an acquisition proposal or engage in negotiations with or disclose any nonpublic information or give access to its properties, books or records to any person relating to an acquisition proposal. However, NetSpeak's board of directors is not prohibited from taking and disclosing to its shareholders a position with respect to an unsolicited tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934.

     NetSpeak may also ask questions of, consider and clarify a proposal from, and conduct due diligence investigations of any potential acquirer making an unsolicited acquisition proposal if:

     . its board of directors, after consultation with its financial advisor and its legal counsel, determines the acquisition proposal has a reasonable likelihood of resulting in a transaction that is more favorable to NetSpeak shareholders than the merger; and

     . the failure to participate in such activities would be inconsistent with the board of directors' fiduciary duties to NetSpeak shareholders under applicable law.

     In addition, NetSpeak may engage in any of the otherwise prohibited acts referred to above, other than soliciting, initiating or encouraging any acquisition proposal, if:

     .  its board of directors receives an unsolicited acquisition proposal;

     . its board of directors believes in good faith after receiving advice from NetSpeak's financial advisor that the unsolicited takeover proposal would result in a transaction more favorable from a financial point of view than the merger to the NetSpeak shareholders after taking into account all relevant factors including whether the potential acquirer is reasonably able to finance the transaction and whether such transaction is reasonably capable of being completed;

     . its board of directors determines in good faith that the failure to entertain and consider an unsolicited acquisition proposal, which is believed to be superior, would be inconsistent with its fiduciary duties to NetSpeak shareholders under applicable law; and

     . it notifies Adir of its receipt of an acquisition proposal, any determination by its board of directors and its determination to provide nonpublic information.

     NetSpeak has also agreed not to permit its board of directors to withdraw or modify or publicly propose to withdraw or modify its recommendation of the merger agreement; provided, however, that NetSpeak may withdraw or modify its recommendation and terminate the merger agreement if Adir has failed to obtain financing or commitments for financing for the transaction or Adir has not provided NetSpeak with a certificate attesting to the fact that Adir has available funds and/or financing commitments from its shareholders or others of similar financial capability in the aggregate sufficient to satisfy its financial obligations in accordance with the merger agreement or NetSpeak's board of directors believes in good faith, after receiving advice from its financial advisor and legal counsel, that it has received an acquisition proposal that is superior to the merger agreement and the failure to take such action would be inconsistent with the board of directors' fiduciary duties to NetSpeak shareholders under applicable law. Prior to modifying its recommendation and/or termination of the merger agreement, NetSpeak is required to notify Adir of its determination to terminate the merger agreement, provide Adir with the most recent draft of the acquisition proposal, negotiate with Adir for at least five days to make adjustments to the merger agreement so that the acquisition proposal is no longer superior and pay a termination fee of $2,500,000. See "--Termination of Merger Agreement."

     NetSpeak has agreed to notify Adir as to the identity of any potential acquirer and the material terms of any acquisition proposal and to keep Adir apprised of any developments, discussions and negotiations relating to any acquisition proposal.

Financing

     The merger agreement provides that as of the date this proxy statement is mailed to shareholders, NetSpeak shall have received a certificate from Adir attesting to the fact that Adir has available funds and/or financing commitments from its shareholders or others of similar financial capability in the aggregate sufficient to satisfy its financial obligations in accordance with the merger agreement. The certificate shall also attest to the fact that the financing commitments are subject only to Adir's completing the merger and other customary closing conditions.

Insurance and Indemnification

     The merger agreement provides that upon completion of the merger Adir will assume certain indemnification agreements in favor of certain officers and directors of NetSpeak. In addition, for six years after the effective time of the merger, Adir has agreed to maintain provisions in the surviving corporation's articles of incorporation and by-laws that provide for the indemnification, to the same extent currently provided by NetSpeak, of past or current officers, directors, employees, trustees or agents of NetSpeak against all amounts paid in connection with any claim pertaining to acts or omissions in their capacities before or after the effective time of the merger. In addition, Adir has agreed to reimburse indemnified parties for reasonable fees and expenses in bringing any action to enforce rights or to collect money due under the indemnification agreements assumed by Adir.

     The merger agreement also provides that, for six years after the effective time of the merger, Adir will maintain or will cause to be maintained, directors' and officers' liability insurance on terms at least as favorable as those contained in NetSpeak's current directors' and officers' liability insurance policy.

Other Covenants

     The merger agreement contains additional covenants, including covenants relating to:

     .  preparation, filing and distribution of this proxy statement;

     .  access to information; confidentiality;

     .  public announcements;

     .  consents, approvals and filings;

     .  financial statements;

     .  takeover statutes; and

     .  notice of developments.

     In addition, the merger agreement contains a general covenant requiring each party to use its reasonable best efforts to effect the consummation of the merger.

Conditions to the Merger

     The merger will be completed only if certain conditions are satisfied or waived, including the following:

     . the merger agreement has been approved by the vote of the holders of a majority of the outstanding shares of NetSpeak common stock;

     .  all material consents and approvals have been obtained; and

     . there shall be no court or other legal or regulatory order that prohibits the merger.

     Adir's obligation to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     . NetSpeak's representations and warranties must be true and correct in all material respects as of the closing date of the merger and Adir must have received a certificate to such effect;

     . NetSpeak must have complied with and performed in all material respects all of its covenants, agreements and obligations under the merger agreement and Adir must have received a certificate to such effect;

     .  there shall not have been adverse proceedings and conditions;

     . there shall not have occurred any event, change in circumstance or development that could reasonably be expected to have a material adverse change to the business and assets of NetSpeak;

     . NetSpeak shall have a certain minimum cash and cash equivalent balance on hand as of the closing date;

     . NetSpeak shall not have incurred or be obligated to pay in excess of $1,500,000 in fees and expenses relating to this merger, except in limited circumstances; and

     . NetSpeak shall have received releases from employees entitled to receive NetSpeak stock options subsequent to June 11, 2001, other than those entitled to receive options to purchase not more stock than 50,000 shares of common stock in the aggregate.

     NetSpeak's obligation to complete the merger is subject to the satisfaction or waiver of each of the following additional conditions before completion of the merger:

     . Adir's and merger subsidiary's representations and warranties must be true and correct in all material respects as of the closing of the merger and NetSpeak must have received a certificate to such effect; and

     . Adir and merger subsidiary must have complied and performed in all material respects with all of their respective covenants, agreements and obligations under the merger agreement and NetSpeak must have received a certificate to such effect.

Termination of the Merger Agreement

     At any time prior to the completion of the merger, the merger agreement may be terminated under the following circumstances if the terminating party is authorized to do so by its board of directors:

     .  by mutual written consent of NetSpeak and Adir;

     .  by either Adir or NetSpeak, if:

        . there shall be a final nonappealable order of a court or other government authority preventing the consummation of the merger;

        . the closing does not occur on or before October 5, 2001, unless the failure to complete the merger by October 5, 2001 is due to the breach of any representation, warranty or covenant made in the merger agreement by the party seeking to terminate the merger agreement; or

        . the merger agreement has not been approved by the vote of the holders of a majority of the outstanding shares of NetSpeak common stock.

     .  By Adir, if:

        . NetSpeak breaches any of its representations, warranties or covenants to the extent that it would cause the conditions to closing not to be satisfied, and the breach is not cured within 10 days of the receipt by NetSpeak of written notice of the breach;

        . the NetSpeak board of directors withdraws or modifies its recommendation of the merger agreement or the merger in a manner materially adverse to Adir, other than because Adir has failed to obtain financing or commitments for financing for the transaction or failed to provide NetSpeak with a certificate attesting to the fact that Adir has available funds and/or financing commitments from its shareholders or others of similar financial capability in the aggregate sufficient to satisfy its financial obligations in accordance with the merger agreement, which breach is not cured within 10 days of receipt by Adir of written notice of the breach;

        . NetSpeak has entered into an alternative transaction, the NetSpeak board of directors or a committee of the board of directors has recommended or publicly announced its intention to recommend an alternative transaction, the NetSpeak board of directors has publicly announced its intention to engage in an alternative transaction, or the NetSpeak board of directors fails to recommend against an acquisition proposal which has been publicly announced; or

        . a tender or exchange offer for NetSpeak's common stock has commenced and the NetSpeak board of directors has recommended the tender of NetSpeak's common stock or publicly announced that it will not take a position with respect to the tender or exchange offer.

     .  By NetSpeak, if:

        . Adir breaches any of its representations, warranties or covenants to the extent that it would cause the conditions to closing not to be satisfied or Adir has failed to obtain financing or commitments for financing for the transaction or failed to provide NetSpeak with a certificate attesting to the fact that Adir has available funds and/or financing commitments from its shareholders or others of similar financial capability in the aggregate sufficient to satisfy its financial obligations in accordance with the merger agreement, which breach is not cured within 10 days of receipt by Adir of written notice of the breach; or

        . after receiving an unsolicited acquisition proposal, NetSpeak's board of directors, in compliance with the procedures set forth in the merger agreement, determines in good faith that such acquisition proposal is superior to the merger and that it would be inconsistent with its fiduciary duty not to accept such acquisition proposal and advises Adir of such action.

Payment of Fees and Expenses.

     . Whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring the expense.If the merger agreement is terminated because:

        . it has not been approved by the vote of the holders of a majority of the outstanding shares of NetSpeak common stock; or

        . NetSpeak breaches any of its representations, warranties or covenants to the extent that it would cause the conditions to closing not to be satisfied, and the breach is not cured within 10 days of receipt by NetSpeak of notice of the breach and prior to the termination of the merger agreement NetSpeak received an acquisition proposal and within 12 months of the termination of the merger agreement NetSpeak enters into a letter of intent, agreement in principle, acquisition agreement or similar agreement with respect to an alternative transaction, then NetSpeak will pay Adir a termination fee of $2,500,000 upon the consummation of the alternative transaction.

     .  If the merger agreement is terminated because:

        . the NetSpeak board of directors withdraws or modifies its recommendation of the merger agreement or the merger in a manner materially adverse to Adir, other than because Adir has failed to obtain financing or commitments for financing for the transaction or failed to provide NetSpeak with a certificate attesting to the fact that Adir has available funds and/or financing commitments from its shareholders or others of similar financial capability in the aggregate sufficient to satisfy its financial obligations in accordance with the merger agreement, which breach is not cured within 10 days of receipt by Adir of written notice of the breach;

        . NetSpeak has entered into an alternative transaction, the NetSpeak board of directors has recommended or publicly announced its intention to recommend an alternative transaction, the NetSpeak board of directors has publicly announced its intention to engage in an alternative transaction, or the NetSpeak board of directors fails to recommend against an acquisition proposal which has been publicly announced; or

        . a tender or exchange offer for NetSpeak's common stock has commenced and the NetSpeak board of directors has recommended the tender of NetSpeak's common stock or publicly announced that it will not take a position with respect to the tender or exchange offer then NetSpeak will pay Adir a termination fee of $2,500,000 within one business day of the termination.

     . If the merger agreement is terminated because NetSpeak's board of directors has received an unsolicited acquisition proposal, and in compliance with the procedures set forth in the merger, has determined in good faith that such acquisition proposal is superior to the merger and that it would be inconsistent with its fiduciary duty not to accept such proposal then NetSpeak will pay Adir a termination fee of $2,500,000 prior to and as a condition to terminating the merger agreement.

     If the merger agreement is terminated for any other reason than as set forth above then there will be no further liability or obligation on the part of NetSpeak or Adir under the merger agreement; provided, however, that the parties may pursue any and all remedies available by law if (i)the termination results from the willful breach by a party of any of its material representations, warranties, covenants or agreements in the merger agreement,(ii) Adir breaches any of its representations, warranties or covenants to the extent that it would cause the conditions to closing not to be satisfied, or (iii)Adir has failed to obtain financing or commitments for financing for the transaction or failed to provide NetSpeak with a certificate attesting to the fact that Adir has available funds and/or financing commitments from its shareholders or others of similar financial capability in the aggregate sufficient to satisfy its financial obligations in accordance with the merger agreement, which breach is not cured within 10 days of receipt by Adir of written notice of the breach.

         PRICE RANGE OF NETSPEAK COMMON STOCK AND DIVIDEND INFORMATION

     NetSpeak common stock is traded on the Nasdaq National Market under the symbol "NSPK." For the calendar quarters indicated, the table below sets forth the high and low closing prices per share of NetSpeak common stock as reported by the Nasdaq National Market.

                                                      NetSpeak Common Stock
                                                        Market Price ($)
                                                      ---------------------
                                                        High          Low
                                                       -----         -----
     1999
     First Quarter............................         16.00         10.91
     Second Quarter...........................         14.25          9.00
     Third Quarter............................         13.06          9.63
     Fourth Quarter...........................         21.25         11.25

     2000
     First Quarter............................         27.19         18.31
     Second Quarter...........................         18.81          9.50
     Third Quarter............................         12.13          8.50
     Fourth Quarter...........................         10.38          1.56

     2001
     First Quarter............................          3.06          0.88
     Second Quarter (through June __,2001)....            --            --


     NetSpeak has never paid any dividends on its common stock. As required by the merger agreement, NetSpeak will not pay cash or stock dividends prior to the closing of the merger agreement.

     On June 11, 2001, the business day prior to public announcement of the merger agreement, the closing price per share of the NetSpeak common stock was $1.90 as reported by the Nasdaq National Market. On July ___, 2001, the most recent practicable date prior to the mailing of this document, the closing price per share of the NetSpeak common stock was $_____ as reported by the Nasdaq National Market. We urge shareholders to obtain a current quotation.

     As of June __, 2001, there were _______________ shares of NetSpeak common stock outstanding, held by approximately _____ shareholders of record. This number does not reflect the number of persons or entities who may hold their stock in nominee or "street" name through brokerage firms.

                   BENEFICIAL SECURITY OWNERSHIP OF NETSPEAK

     The following table sets forth, as of July __, 2001, information with respect to the beneficial ownership of NetSpeak's common stock by (1) each person who is known by NetSpeak to beneficially own 5% or more of NetSpeak's outstanding common stock, (2) NetSpeak's chief executive officer and each of the other named executive officers, as defined in the Exchange Act, (3) each director of NetSpeak, and (4) all directors and executive officers of NetSpeak as a group. NetSpeak is not aware of any beneficial owner of more than 5% of the outstanding common stock other than as set forth in the following table.

                                                         Number of Shares              Percent of Class
   Name and Address of Beneficial Owner(1)            Beneficially Owned(2)              Outstanding
----------------------------------------------        ---------------------            -----------------
Directors and Named Executive Officers:

Michael R. Rich(3)............................              1,450,000                         9.2
John W. Staten(4).............................                688,818                         4.6
Mark Borota(5)................................                    -0-                         -0-
Robert F. Jones(6)............................                 10,000                          *
Martin Shum(7)................................                 15,000                          *
Stephen R. Cohen(8)...........................                    -0-                         -0-
All directors and executive officers as a
 group (6 persons)(9).........................              2,163,818                        13.2

5% or Greater Holders(10):

 Motorola, Inc................................              3,944,178                        27.6
 1303 E. Algonquin Road
 Schaumburg, Illinois 60196

-------------------
 *   Less than 1%.
(1) Except as indicated, the address of each person named in the table is c/o NetSpeak Corporation, 902 Clint Moore Road, Suite 104, Boca Raton, Florida 33487.
(2) Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock listed, which include shares of common stock that such persons have the right to acquire a beneficial interest within 60 days from the date of this proxy statement.
(3) Represents 616,667 shares of common stock issuable upon the exercise of stock options that are currently exercisable, and 833,333 shares of common stock issuable upon the exercise of stock options that will vest on an accelerated basis as a result of the merger.
(4) Includes 280,001 shares of common stock issuable upon the exercise of stock options that are currently exercisable, and 389,999 shares of common stock issuable upon the exercise of stock options that will vest on an accelerated basis as a result of the merger.
(5) Mr. Borota serves on the board of directors of NetSpeak as Motorola, Inc.'s designee. This number does not include the shares of common stock beneficially owned by Motorola as to which shares Mr. Borota disclaims beneficial ownership.
(6) Represents 10,000 shares of common stock issuable upon the exercise of stock options.
(7) Represents 15,000 shares of common stock issuable upon the exercise of stock options.
(8) Mr. Cohen served as NetSpeak's chief executive officer until he resigned in February 2000.
(9)  Includes the shares of common stock described in notes (3) through (7).
(10) Excludes Mr. Rich, who is listed above.

                             ADDITIONAL INFORMATION

NetSpeak Shareholder Proposals

     We do not currently expect to hold a 2001 annual meeting of shareholders, as NetSpeak will be wholly-owned by Adir if the merger is completed. At such point, we would no longer have public shareholders or any public participation in our shareholder meetings.

     If the merger is not completed, the annual meeting will be held, and shareholder proposals for inclusion in our proxy statement for such 2001 annual meeting would have to be submitted to our secretary in writing and received by us at our principal executive offices, 902 Clinton Moore Road, Suite 104, Boca Raton, Florida 33487, Attn: John W. Staten, Secretary a reasonable time before we begin to print and mail our proxy materials. Shareholder proposals must also meet the other requirements of the SEC rules relating to shareholders proposals.

Note Regarding Forward-Looking Statements

     NetSpeak cautions readers that certain important factors may affect NetSpeak's actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this proxy statement or which are otherwise made by it or on its behalf. For this purpose, any statements contained in this proxy statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may", "will", "expect", "believe", "anticipate", "intend", "could", "would", "estimate", or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Factors which may affect NetSpeak's results include, but are not limited to, those set forth in this document or detailed from time to time in NetSpeak's filings with the SEC.

Who Can Help Answer Your Questions

                  If you have additional questions about the
                        merger or would like additional
                            copies of this document
                              you should contact:


                             NetSpeak Corporation
                        902 Clint Moore Road, Suite 104
                           Boca Raton, Florida 33487
                          Attention:  John W. Staten
                         Phone Number:  (561) 998-8700

Where You Can Find More Information

     NetSpeak files annual, quarterly and special reports, proxy statements and other information with the SEC. NetSpeak's SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document NetSpeak files at the SEC's public reference room at 450 Fifth Street, N.W. Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.


                                            BY ORDER OF THE BOARD OF DIRECTORS



July ___, 2001                              John W. Staten
                                            Secretary

                                                                         ANNEX A


                         AGREEMENT AND PLAN OF MERGER,

                                  DATED AS OF

                                JUNE 11, 2001,

                                 BY AND AMONG

                           ADIR TECHNOLOGIES, INC.,

                          A TECH MERGER SUB, INC. AND

                             NETSPEAK CORPORATION

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered
                                              ---------
into as of June 11, 2001, by and among Adir Technologies, Inc., a Delaware Corporation ("Purchaser"), A Tech Merger Sub, Inc., a Florida corporation and
              ---------
wholly owned subsidiary of Purchaser ("Merger Sub"), and NetSpeak Corporation, a
                                       ----------
Florida corporation (the "Company").
                          -------

                                   RECITALS

     WHEREAS, on the date of this Agreement, the Company's authorized capital stock consists of 75,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 1,000,000 shares of preferred stock, par value $0.01 per
  ------------
share ("Preferred Stock"). As of the date of this Agreement, an aggregate of
        ---------------
14,284,031 shares of Common Stock and no shares of Preferred Stock are issued and outstanding (the "Existing Shares").
                      ---------------

     WHEREAS, the Boards of Directors of Purchaser, Merger Sub and the Company have each approved this Agreement and declared its advisability and approved the merger of Merger Sub with and into the Company (the "Merger"), with the Company
                                                     ------
continuing as the Surviving Corporation (as defined herein) in the Merger, all in accordance with the Florida Business Corporation Act (the "FBCA") and the
                                                              ----
terms and conditions of this Agreement; and

     WHEREAS, the Boards of Directors of Purchaser, Merger Sub and the Company each believe the Merger is in the best interests of their respective stockholders;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1   DEFINITIONS.

     "Acquisition Proposal" means any proposal, indication of interest or offer,
      --------------------
other than a proposal, indication of interest or offer by Purchaser or any of its Affiliates, for (a) any merger, consolidation, share exchange, business combination or other similar transaction with the Company or any Subsidiary, where after giving effect thereto, the Company Stockholders prior thereto own less than 80% of the voting stock of the combined or surviving entity; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets, liabilities of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions, (c) any tender offer or exchange offer for 20% or more of the then-outstanding shares of any class of the Company's capital stock, (d) the acquisition after the date of this Agreement by any third party of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d)(3)of the Exchange Act) which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the then-outstanding shares of any class of the Company's capital stock, or (e) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     "Adjusted Cash" means, as of any date, Cash adjusted by (x) deducting
      -------------
therefrom (but only to the extent not already taken into account in determining Cash as of such date) an amount equal to the sum of (i)(A) all costs and expenses incurred by the Company or its Subsidiaries in connection with the negotiation or documentation of this Agreement and the effectuation of the Merger due to the Financial Advisor, the Company's legal counsel and accountants and (B) all fees and expenses incurred by the Company in connection with the preparation, printing, filing and mailing of the Proxy Statement and the holding of the Company Stockholder Meeting (collectively, the "Transaction Fees"), (ii)
                                                       ----------------
the transaction-related payments to be made by the Company to certain executives as specified in Section 7.2(e) of the Disclosure Letter, (iii) the premium paid or payable by the Company or its Subsidiaries in respect of the Tail Policy (as defined in Section 8.2), and (iv) all amounts in the Special Cash Account and
(y) adding thereto (but only to the extent already taken into account in determining Cash as of such date) an amount equal to the sum of (i) the amount, if any, by which Transaction Fees exceed $1,500,000 if, but only if, an Extraordinary Event (as defined in Section 7.2(f)) has occurred and the Purchaser has consented to the incurrence of additional Transaction Fees, (ii) the amount, if any, by which the premium paid or payable by the Company or its Subsidiaries in respect of the Tail Policy exceeds $720,000 and (iii) the costs associated with severance arrangements for personnel other than Michael Rich or John Staten.

     "Affiliate" means, as to a specified Person, any other Person that directly
      ---------
or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, "controls," "controlled by" and "under common control with" mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another entity whether through the ownership of voting securities, by contract or otherwise.

     "Bylaws" means, with respect to a Person other than a natural person, the
      ------
bylaws or other comparable document adopted by such Person, under the laws of the jurisdiction in which such Person is organized, to govern the operation of such Person with respect to matters not specifically addressed in such Person's Certificate of Incorporation.

     "Cash" means, as of any date, the consolidated cash and cash equivalents of
      ----
the Company and its Subsidiaries as of such date, determined in accordance with generally accepted accounting principles, applied on a basis consistent with the preparation of the Company Financial

Statements.

     "Certificate of Incorporation" means, with respect to a Person other than a
      ----------------------------
natural person, the certificate or articles of incorporation or other comparable document required to establish the existence of such Person under the laws of the jurisdiction in which such Person is organized.

     "Code" means the Internal Revenue Code of 1986, as amended (including any
      ----
successor code), and the rules and regulations promulgated thereunder.

     "Company Material Adverse Effect" means a materially adverse effect on the
      -------------------------------
business, assets, liabilities, results of operations, condition (financial and other) or prospects of the Company and its Subsidiaries, taken as a whole.

     "Disclosure Letter" means the Disclosure Letter, dated the date of this
      -----------------
Agreement, and delivered by the Company to Purchaser concurrently with the execution and delivery of this Agreement.

     "Employees" means those current employees of the Company and the
      ---------
Subsidiaries, in each case as listed in Section 1.1 of the Disclosure Letter, and any other employees of the Company or the Subsidiaries performing services primarily for the Company or the Subsidiaries who are hired between the date hereof and the Closing Date.

     "Environmental Laws" means all applicable federal, state, provincial or
      ------------------
local laws (including but not limited to federal and state common law), statutes, codes, rules or regulations relating to the environment, natural resources, and pollution including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended from time to time (HMTA), the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., as amended from time to time (RCRA), the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended from time to time (FWPCA), the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended from time to time (CAA), and/or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended from time to time (TSCA).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "Expected Cash" means (i) $18,000,000 if the Closing Date occurs in July
      -------------
2001, (ii) $16,250,000 if the Closing Date occurs in August 2001 and (iii) $14,500,000 if the Closing Date occurs after August 31, 2001; provided, however, that Expected Cash shall be increased in each case by $720,000 if the Purchaser elects to purchase the Purchaser D&O Policy as provided in Section 8.2.

     "Executive Officers" means Michael Rich, John Staten, Brian Helman, James
      ------------------
Kwock and John Owens.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government.

     "Hazardous Materials" means (i) any wastes, substances, or materials which
      -------------------
are defined as "hazardous material," "hazardous waste," "hazardous substance," "toxic material" or other similar designations in, or otherwise subject to regulation under, any applicable Environmental Laws; (ii) petroleum or petroleum byproducts; (iii) friable asbestos and/or any material which contains friable asbestos; and (iv) electrical equipment containing polychlorinated biphenyls
(PCBs) in excess of 50 parts per million.

     "Intellectual Property" shall mean all of the following: (i) patents,
      ---------------------
patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing;
(iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation).

     "Knowledge of the Company" (whether or not capitalized) shall mean actual
      ------------------------
knowledge, of the Executive Officers.

     "NASDAQ" means The Nasdaq Stock Market, Inc.
      ------

     "Person" means an individual, corporation, limited liability company,
      ------
partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

     "Purchaser Material Adverse Effect" means a materially adverse effect on
      ---------------------------------
the ability of the Purchaser or Merger Sub to perform their respective obligations hereunder and to consummate the Merger and the other transactions contemplated hereby.

     "Release" means any emission, spill, seepage, leak, escape, leaching,
      -------
discharge, injection, pumping, pouring, emptying, dumping, disposal, release, or threatened release of Hazardous Materials into the environment.

     "Required Cash" means (i) $16,337,538 if the Closing Date occurs in July
      -------------
2001, (ii) $14,587,538 if the Closing Date occurs in August 2001 and (iii) $12,837,538 if the Closing Date occurs after August 31, 2001; provided, however, that Required Cash shall be increased in each case by $720,000 if the Purchaser elects to purchase the Purchaser D&O Policy as provided in

Section 8.2.

     "Subsidiary" means, as to a specified Person, any other Person of which at
      ----------
least a majority of the outstanding shares or other equity interests having ordinary voting power for the election of directors or comparable managers of such other Person is owned, directly or indirectly, by the specified Person and/or another Subsidiary of such specified Person.

     "Taxes" means any and all federal, state, provincial, local, foreign and
      -----
other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto), whether disputed or not, including, without limitation, income, franchise, profits or gross receipts, ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section 59 capital stock), disability, registration, alternative or add-on minimum transfer, and gains taxes, Phase III Taxes, customs duties or other tax of any kind whatsoever.

     "Tax Returns" means any report, return, declaration, claim for refund,
      -----------
information report or filing, or any other return or statement required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

     "WARN" means the Worker Adjustment and Retraining Notification Act of 1988
      ----
and any similar state, local or layoff statute.

                                  ARTICLE II

                                  THE MERGER

     SECTION 2.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 2.4), Merger Sub shall merge with and into the Company with the Company thereafter continuing as the surviving corporation (the "Surviving Corporation") and the separate
                                ---------------------
corporate existence of Merger Sub shall cease. The Merger shall have the effects set forth in the FBCA.

     SECTION 2.2 BOARD ACTIONS. The Company hereby represents that the Company's Board of Directors (the "Company Board") at a meeting duly called and
                                   -------------
held, has, subject to the terms and conditions set forth herein, (i) after evaluating the Merger, determined that the Merger, this Agreement and the transactions contemplated hereby are at a price and on terms that are fair to and are otherwise in the best interests of the Company and its stockholders;
(ii) approved the Merger, this Agreement and the transactions contemplated hereby in all respects; and (iii) resolved to recommend that the Company Stockholders approve and adopt this Agreement. The Company also represents that the Company has received the opinion of

Broadview International, LLC, financial advisor to the Company Board (the "Financial Advisor"), to the effect that, as of the date of this Agreement, the
 -----------------
Merger Consideration to be received by the holders of the Common Stock is fair, from a financial point of view, to such holders. The Company has been authorized by the Financial Advisor to permit the inclusion in its entirety of its opinion (or a reference thereto, subject to prior review and approval by the Financial Advisor) in the Proxy Statement, as defined in Section 5.2.

     Purchaser hereby represents that the Board of Directors of each of the Purchaser and Merger Sub, at meetings duly called and held, has, subject to the terms and conditions set forth herein, (i) after evaluating the Merger, determined that the Merger, this Agreement and the transactions contemplated hereby are at a price and on terms that are fair to and are otherwise in the best interests of Merger Sub, the Purchaser and its stockholders; and (ii) approved the Merger, this Agreement and the transactions contemplated hereby in all respects. In addition, Purchaser, as the sole shareholder of Merger Sub, has consented to the Merger.

     SECTION 2.3 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place
                                                      -------
at 10:00 a.m., local time, on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement (the "Closing
                                                                         -------
Date"), at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland,
----
NJ 07068-1791, phone (973)597-2500, fax (973)597-2400, unless another date, time or place is agreed to by the parties hereto.

     SECTION 2.4 EFFECTIVE TIME. The parties hereto shall file with the Secretary of State of the State of Florida (the "Florida Secretary of State") on
                                                 --------------------------
the Closing Date (or on such other date as the parties may agree) articles of merger, executed in accordance with the relevant provisions of the FBCA (the "Articles of Merger"). The Merger shall become effective upon the filing of the
 ------------------
Articles of Merger with the Florida Secretary of State, or at such later time specified in the Articles of Merger (the "Effective Time").
                                          --------------

     SECTION 2.5 ARTICLES OF INCORPORATION. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be amended to change the name of the Surviving Corporation to "NetSpeak Corporation," and, as so amended, shall from and after the Effective Time, be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the FBCA.

     SECTION 2.6 BYLAWS. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be amended to change the name of the Surviving Corporation to "NetSpeak Corporation," and, as so amended, shall from and after the Effective Time, be the Bylaws of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by the FBCA.

     SECTION 2.7 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws, as in effect following the Effective Time.

     SECTION 2.8 OFFICERS. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws, as in effect following the Effective Time.

     SECTION 2.9   EFFECT ON COMPANY CAPITAL STOCK.

               (a)  Outstanding Shares. Each share of Common Stock (the
                    ------------------
"Shares") issued and outstanding immediately prior to the Effective Time (other
 ------
than Treasury Shares (as defined in Section 2.9 (b)) and Shares held either by Purchaser or Merger Sub) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive cash in an amount equal to $3.10 per share, without interest, subject to adjustment as provided for in Section 2.9(f) (the "Merger Consideration"). The aggregate
                                        --------------------
amount of cash to be paid to holders of Shares in accordance with this Section 2.9(a), together with the aggregate amount of cash to be paid to holders of Company Stock Options in accordance with Section 2.9(d), is referred to herein as the "Aggregate Merger Consideration." In no event will the portion of the
        ------------------------------
Aggregate Merger Consideration, payable by Purchaser as of the Closing Date, exceed $48,200,000, subject to downward adjustment pursuant to clause (f) below.

               (b)  Treasury Shares; Purchaser Shares. Each Share held in the
                    ---------------------------------
treasury of the Company at the Effective Time (collectively, the "Treasury
                                                                  --------
Shares") and each Share held by either Purchaser or Merger Sub shall, by virtue
------
of the Merger and without any action on the part of the Company, Purchaser or Merger Sub, as applicable, be canceled.

               (c)  Shares of Merger Sub. Each issued and outstanding share of
                    --------------------
common stock, par value $.001 per share, of Merger Sub shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of the common stock, par value $.01 per share, of the Surviving Corporation.

               (d)  Company Stock Options. Promptly following the date hereof,
                    ---------------------
the Company shall take all necessary action, including obtaining the consent of the individual option holders, if necessary, to (i) cancel, at the Effective Time, each option to purchase Shares that is outstanding and unexercised as of the Effective Time, whether or not vested and exercisable as of such date (each, a "Company Stock Option"), and (ii) release the Company from any obligation to
   --------------------
issue any additional options, warrants or other rights pursuant to the Company's Stock Option Repricing Program (the "Option Repricing Program") and any
                                     ------------------------
liability or obligation to make any payments to any Person with respect thereto; provided, however, that it shall not be a breach of this clause (ii) if the Company fails to obtain releases from Persons entitled to receive Company Stock Options after the date hereof pursuant to the Option Repricing Program covering not more than 50,000 shares of Common Stock in the aggregate. Each holder of a Company Stock Option outstanding as of the date hereof complying with the provisions of this Section 2.9(d) shall be entitled to be paid by Purchaser in accordance with Section 2.10(d), with respect to each Share subject to such Company Stock Option, an amount in cash equal to the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Stock Option. No amounts shall be due or payable in connection with the cancellation of Company Stock Options with an exercise price in excess of the Merger Consideration. The right to cash payments pursuant to this Section 2.9(d) to holders of Company Stock Options outstanding on the date hereof in settlement of the cancellation thereof shall be made with respect to all of such Company Stock Options continuing to be outstanding immediately prior to the Effective Time as to which the holder has complied with the provisions of this
Section 2.9(d), regardless of whether any such Company Stock Option was fully vested or exercisable at such time.

               (e)  Impact of Stock Splits, etc. In the event of any change in
                    ---------------------------
Shares between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Merger Consideration for each outstanding Share and the consideration to be paid to holders of the Company Stock Options, as provided in this Agreement, shall be appropriately adjusted to take into account such change in the Shares.

               (f)  Adjustment to Aggregate Merger Consideration. If Adjusted
                    --------------------------------------------
Cash as of the Closing Date is less than Expected Cash as of such date, then the Aggregate Merger Consideration shall be reduced on a dollar-for-dollar basis by the amount of such deficiency; provided, however, that in no event shall the Aggregate Merger Consideration be less than $46,800,000.

               (g)  Special Account for Proceeds of Company Stock Option
                    ----------------------------------------------------
Exercises and Employee Stock Purchase Program. The Company shall establish a
---------------------------------------------
special bank account (the "Special Cash Account") in which it shall deposit (i)
                           --------------------
any and all amounts it receives from the exercise of Company Stock Options from and after the date hereof; and (ii) any and all payments it has received in 2001 and receives from and after the date hereof (including payments received through payroll deduction) in connection with the purchase by Employees of Common Stock pursuant to the Company's Employee Stock Purchase Plan.

     SECTION 2.10  PAYMENT FOR SHARES IN THE MERGER; COMPANY STOCK OPTIONS.

               (a)  Paying Agent. (i) At the Effective Time, Purchaser shall
                    ------------
deposit with a bank or trust company selected by Purchaser and reasonably satisfactory to the Company (the "Paying Agent") for the benefit of the holders
                                  ------------
of Shares (other than Treasury Shares and Shares owned by Purchaser or Merger
Sub) and holders of Company Stock Options, cash in immediately available same-day funds in an amount equal to the portion of the Aggregate Merger Consideration payable by the Purchaser.

                    (ii) At the Effective Time, the Company shall deposit with the Paying Agent all amounts held in the Special Cash Account and such funds together with the funds deposited by the Purchaser pursuant to subsection (i) above shall be referred to herein as (the "Payment Fund").
                                           ------------

               (b)  Letter of Transmittal. Promptly after the Effective Time,
                    ---------------------
Purchaser shall cause the Paying Agent to mail (or fax with respect to record holders who beneficially own at least 150,000 shares of Common Stock (a "Significant Stockholder")), at such Significant Stockholder's request) to each
 -----------------------
record holder of certificates (that immediately prior to the Effective Time represented shares of Common Stock) being converted in the Merger a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of certificates representing Shares to the Paying Agent, and which shall be in such form and have such provisions as Purchaser reasonably may specify) and instructions for use in surrendering such certificates and receiving the portion of the Merger Consideration to which such holder shall be entitled therefor pursuant to
Section 2.9(a). The Merger Consideration shall be promptly paid to such holders (or their nominees or transferees) as specified in the letter of transmittal. The Paying Agent shall pay the Merger Consideration by wire transfer to any Significant Stockholder, at such Significant Stockholder's request, provided that the Significant Stockholder has complied with all of the requirements of this Section 2.10(b).

               (c)  No Transfers of Shares. After the Effective Time, there
                    ----------------------
shall be no further transfer on the records of the Company or of its transfer agent of certificates representing Shares, and if any such certificates are presented to the Surviving Corporation, they shall be canceled against delivery of the Merger Consideration as hereinabove provided. From and after the Effective Time, until surrendered as contemplated by this Section 2.9, each certificate formerly representing Shares converted in the Merger shall represent only the right to receive upon such surrender the Merger Consideration without any interest thereon, as contemplated by Section 2.9.

               (d)  Payment in Respect of Company Stock Options. At or promptly
                    -------------------------------------------
following the Effective Time, Purchaser and the Company shall deliver to the Paying Agent a schedule showing the name and mailing address of all former holders of Company Stock Options and the amounts due, if any, to each such holder pursuant to Section 2.9(d). The Paying Agent shall promptly deliver that portion of the Aggregate Merger Consideration to holders of Company Stock Options in accordance with such schedule.

               (e)  Termination of Payment Fund. Any portion of the Payment Fund
                    ---------------------------
which remains undistributed for 240 days after the Effective Time shall be delivered to Purchaser, upon demand, and any Persons entitled thereto shall thereafter look only to Purchaser and only as general creditors thereof for payment of their claims.

               (f)  No Liability. Neither the Surviving Corporation nor the
                    ------------
Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Shares shall not have been surrendered prior to five years after the Effective Time, or any payments shall not have been made to former holders of Company Stock Options in accordance with Section 2.9(d) above at such time, (or immediately prior to such earlier date on which any Aggregate Merger Consideration in respect of such certificate or Company Stock Option would otherwise escheat to or become the property of any Governmental Authority) any such cash, shares, dividends or distributions payable in respect of such certificate or Company Stock Option shall, to the extent permitted by applicable law, become the property of Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

     SECTION 2.11  Withholding of Tax. Purchaser shall deduct and withhold from
                   ------------------
the Merger Consideration or payments in respect of Company Stock Options otherwise payable pursuant to this Agreement to any former holder of Shares or Company Stock Options such amount as Purchaser (or any affiliate thereof) or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or state, local or foreign Tax law (including applicable FICA withholding) and shall cause the Company to pay all accrued taxes (including FICA) in connection with the transactions arising under this Agreement. To the extent that amounts are so withheld by Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of Shares or Company Stock Options in respect of which such deduction and withholding was made by Purchaser.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Purchaser as follows:

     SECTION 3.1   ORGANIZATION AND QUALIFICATION.

               (a) The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with all requisite power and authority (corporate and other) to own, operate and lease its properties and to carry on its business as it is now being conducted. The Company has delivered to Purchaser a true and complete copy of the Certificate of Incorporation and Bylaws (or similar organizational documents) of the Company and each of the Subsidiaries.

               (b) The Company and each of the Subsidiaries is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.2 AUTHORIZATION. The Company has full power and authority, corporate and other, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by the unanimous vote of the Company Board and no other corporate action on the part of the Company, other than obtaining the Company Stockholder Approval (as defined in Section 5.1(a)), is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (b) as to enforceability, to general principles of equity.

     SECTION 3.3 NO VIOLATION. Except as set forth in Section 3.3 of the Disclosure Letter, none of the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or similar organizational documents) of the Company or any of the Subsidiaries, (b) violate or conflict with or result in a violation or breach of, or constitute a default or give rise to any right of termination or acceleration (with or without due notice or lapse of time or both) or result in the acceleration of any payments under the terms, conditions or provisions of any Material Contract (as defined in Section 3.12(a)), (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to the Company or any of the Subsidiaries or any of their respective assets, or (d) result in the creation of any Lien upon any of the assets of the Company or the Subsidiaries (other than any Liens created by Purchaser), except in the case of clauses (a) and (b) above, for those violations, conflicts, breaches, defaults, accelerations, or Liens which could not reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.4   CAPITALIZATION.

               (a) Section 3.4(a) of the Disclosure Letter sets forth the authorized number of shares of each class or series of the Company's capital stock, the number of shares of each such class or series issued and outstanding on the date hereof, the number of shares of each such class or series held in the Company's treasury and a complete and accurate description of the holder, term and exercise price of each Company Stock Option. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive, subscription or other rights.

               (b) Except as set forth in Section 3.4(b) of the Disclosure Letter and the Company Stock Options, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments giving any Person the right to acquire shares of the Company's capital stock from the Company or an Affiliate of the Company or obligating the Company to issue any additional shares of capital stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company, (ii) agreements or commitments obligating the Company to repurchase, redeem or otherwise acquire any shares of its capital stock, (iii) restrictions on transfer of any shares of capital stock of the Company (other than pursuant to this Agreement or applicable laws or regulations of any Governmental Authority), or (iv) to the Company's knowledge, voting or similar shareholder agreements relating to any shares of capital stock of the Company.

     SECTION 3.5  SUBSIDIARIES.

               (a) Section 3.5(a) of the Disclosure Letter sets forth (i) the names of all Subsidiaries and their respective jurisdictions of organization, and (ii) if a corporation, the name and number of all authorized, issued and outstanding shares of capital stock of each Subsidiary.

               (b) All of the outstanding shares of capital stock or other equity interests of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have not been issued in violation of any preemptive, subscription or other rights, and are owned of record and beneficially by the entities named in Section 3.5(a) of the Disclosure Letter, free and clear of any Liens.

               (c) Except as set forth in Section 3.5(c) of the Disclosure Letter, there are no (i) options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any of the Subsidiaries to issue any additional shares of capital stock or other equity interests of such Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock or equity interests, (ii) agreements or commitments obligating any such Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests, (iii) restrictions on the transfer of any shares of capital stock or other equity interests of any such Subsidiary (other than pursuant to this Agreement or applicable laws or regulations of any Governmental Authority), or (iv) voting or similar shareholder agreements relating to any shares of capital stock or other equity interests of any such Subsidiary.

     SECTION 3.6 CONSENTS AND APPROVALS. Except as set forth in Section 3.6 of the Disclosure Letter, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority or any other Person is necessary for the consummation by the Company of the transactions contemplated by this Agreement other than (a) filings with the SEC,
(b) the Company Stockholder Approval, (c) filing of the Articles of Merger under the FBCA, and (d) such consents and approvals which, if not obtained, would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

     SECTION 3.7  FINANCIAL STATEMENTS; RESERVES.

               (a) The Company has previously delivered to Purchaser true and complete copies of the following (the "Company SEC Documents"):
                                       ---------------------

                    (i) The annual reports on Form 10-K for the Company for the years ended December 31, 1999 and 2000 as filed with the SEC (as amended as of the date hereof);

                    (ii) Each quarterly report on Form 10-Q for the Company for the quarters ended March 31, June 30 and September 30, 2000, and March 31, 2001 (as amended as of the date hereof); and

                    (iii) Each other report, registration statement, proxy statement or other filing filed since March 31, 2001 with the SEC or any other Governmental Authority by the Company or any Subsidiary (as amended as of the date hereof) pursuant to (A) the Securities Act of 1933, as amended (the "Securities Act"), or (B) any other applicable federal securities laws (the
 --------------
foregoing (A) and (B) referred to collectively herein as the "Securities Laws").
                                                              ---------------

               (b) The Company SEC Documents constitute all forms, reports, schedules, statements and other documents required by the Securities Laws to be filed by the Company or any Subsidiary with the SEC for the period covered by such Company SEC Documents. The Company SEC Documents filed as of the date hereof, including the financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, complied in all material respects with the applicable requirements of the Securities Laws, and did not at the time filed (or in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading except to the extent corrected in another Company SEC Document filed prior to the date hereof. Except as set forth in Section 3.7(b) of the Disclosure Letter, no formal or informal inquiries have been received from the SEC regarding the Company's or any Subsidiary's accounting or actuarial practices or any other matter regarding the Company's or any Subsidiary's compliance with the Securities Laws. The financial statements included in the Company SEC Documents (the "Company Financial Statements"), were, and when delivered or made available
      ----------------------------
in accordance with the provisions of Section 5.7, the Post-Signing Financial Statements (as defined in Section 5.7) will be, prepared from and are in accordance with, the books and records of the Company and the Subsidiaries. The Company Financial Statements were, and when delivered in accordance with the provisions of Section 5.7, the Post-Signing Financial Statements will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") and fairly present (or, in the case of the Post-
                     ----

Signing Financial Statement, will fairly present) the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Subsidiaries as of the times and for the periods referred to therein, except that any such Company Financial Statements or Post-Signing Financial Statements that are unaudited, interim financial statements are or will be subject to normal and recurring year-end adjustments. The Company Financial Statements complied, and when delivered in accordance with the provisions of Section 5.7, the Post-Signing Financial Statements will comply, in all material respects with the published rules and regulations of the SEC with respect thereto.

               (c) The Company Financial Statements contain, and when delivered or made available in accordance with the provisions of Section 5.7, the Post-Signing Financial Statements (as defined in Section 5.7) will contain, appropriate allowances for bad debts and contingencies to the extent required by GAAP applied on a consistent basis.

     SECTION 3.8 ABSENCE OF UNDISCLOSED LIABILITIES. There are no liabilities or obligations of the Company or the Subsidiaries other than (a) liabilities and obligations disclosed in the Quarterly Report on Form 10-Q for the Company for the quarter ended March 31, 2001 and not heretofore discharged, (b) liabilities or obligations arising after March 31, 2001 in the ordinary course of business consistent with past practice and in amounts consistent with past practice, or
(c) liabilities and obligations disclosed in Section 3.8 of the Disclosure
Letter.

     SECTION 3.9  ABSENCE OF CERTAIN CHANGES.  Except as disclosed in Section
3.9 of the Disclosure Letter, since March 31, 2001, neither the Company nor any Subsidiary has (a) experienced any change, event or condition which, individually or in the aggregate, has had or reasonably would be expected to have a Company Material Adverse Effect; provided, however, that none of the following shall be deemed to constitute and none of the following shall be taken into account in determining whether there has been or will be a Company Material Adverse Effect: (A) any adverse change or effect (including any loss of employees, cancellation of, modification of, or delay in customer orders, or disruption, modification or termination of business relationships) including, without limitation, that relationship with Motorola, Inc.) arising from or relating to (1) changes that generally affect the industries and markets in which the Company and its Subsidiaries operate, or result from general political, economic or market conditions or general conditions in the economy or financial markets, or (2) the announcement or pendency of the Merger or the other transactions contemplated by this Agreement; (B) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any shareholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein; or (C) the increase or decrease in the Company's stock price or trading volume as quoted on NASDAQ; (b) conducted its business other than in the ordinary course of business consistent with past practices, (c) incurred any indebtedness for borrowed money (excluding trade credit incurred in the ordinary course of business consistent with past practices) or issued any debt securities or assumed, guaranteed or endorsed the obligations of any other Person, (d) other than sales or dispositions of inventory in the ordinary course of business sold, transferred or otherwise disposed of any of its property or assets, (e) mortgaged or encumbered any of its property or assets, (f) suffered any material casualty losses not covered by insurance, (g) repurchased, redeemed or otherwise acquired any of its capital stock or any capital stock of any of the Subsidiaries, (h) declared, set aside or paid any dividend or other distribution in respect of its capital stock, (i) amended its Certificate of Incorporation or Bylaws (or similar organizational documents) or merged with or into or consolidated with any other Person, (j) split, combined or reclassified its capital stock, (k) issued or sold (or agreed to issue or sell) any of its equity securities or any options, warrants, conversion or other rights to purchase any such securities or any securities convertible into or exchangeable for such securities, or granted, or agreed to grant any such rights, other than grants, sales or issuances pursuant to Company Stock Options consistent with past practices (including as to amounts and extents) outstanding on the date of this Agreement, (l) increased the rates of compensation (including bonuses) payable or to become payable to any of its officers, directors, employees, agents, independent contractors or consultants other than customary merit raises made in the ordinary course of business consistent with past practices (including as to amounts and extent), (m) entered into any new, or amended any existing, employment contracts, severance agreements or consulting contracts or instituted or agreed to institute any increase in benefits or altered its employment practices or the terms and conditions of employment, (n) except as otherwise required by law and as disclosed on the Company Financial Statements, changed, in any material respect its underwriting, actuarial or Tax accounting methods, principles or practices, (o) entered into any joint ventures or partnerships of any kind, or (p) entered into any material contract, agreement, understanding or arrangement to do any of the foregoing.

     SECTION 3.10 LITIGATION. Except as set forth in Section 3.10 of the Disclosure Letter, there are no actions, suits, arbitrations, investigations or proceedings ("Litigation") pending or, to the Knowledge of the Company,
              ----------
threatened in writing against the Company, any Subsidiary, their respective Affiliates and any of their officers, directors, employees or agents (to the extent arising out of or related to the business of the Company, any Subsidiary or any Affiliate) or any of their respective assets, other than routine claims of trade creditors arising in the ordinary course of business involving claims of not more than $50,000 in the aggregate.

     SECTION 3.11  PROPERTY; LIENS AND ENCUMBRANCES.

               (a) Section 3.11(a) of the Disclosure Letter contains a complete and accurate list of all real property owned or leased by either the Company or any Subsidiary as of the date hereof and a description of the material terms of any lease relating to real property leased by the Company or any Subsidiary.

               (b) Except as set forth in Section 3.11(b) of the Disclosure Letter, in the Company Financial Statements, all properties and assets owned by either the Company or any Subsidiary (the "Owned Properties") or leased by
                                           ----------------
either the Company or any Subsidiary (the "Leased Properties") are free and
                                           -----------------
clear of all liens, pledges, claims, security interests, mortgages, assessments, easements, rights of way, covenants, rights of first refusal, defects in title, encroachments (collectively, "Liens") except (i) statutory Liens not yet
                              -----
delinquent or the validity
of which are being contested in good faith by appropriate actions and for which appropriate reserves have been established on the Company Financial Statements to the extent required by GAAP, (ii) Liens for Taxes not yet delinquent for which adequate reserves have been established on the Company Financial Statements, and (iii) imperfections of title which in the aggregate do not materially detract from the value or, in the case of personal property, materially impair the use by the Company or Subsidiary of the property subject thereto or, in the case of real property, materially impair the present and continued use of such property in the usual and normal conduct of the business of the Company or Subsidiary. The Company and the Subsidiaries have good and marketable title to the Owned Properties and good and valid leasehold interests in the Leased Properties and there are no pending or, to the Knowledge of the Company, threatened condemnation proceedings affecting any of the Owned Properties or Leased Properties. To the Knowledge of the Company, the use, occupancy and condition of each parcel of real property that is an Owned Property or a Leased Property is in compliance in all material respects with all applicable laws.

     SECTION 3.12  CERTAIN AGREEMENTS.

     Section 3.12(a) of the Disclosure Letter sets forth a list of each agreement, contract, indenture, instrument, memorandum of understanding, letter of intent or other arrangement (written or oral), other than those filed or incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 10-K"), to which the Company
                                             ---------
or any Subsidiary is a party or by which the Company or any Subsidiary may be bound or to which any of their respective assets may be subject (i) required to be filed or incorporated by reference as an exhibit to the 2000 10-K (including any such material agreements, contracts or other arrangements that would be so required to be included but for the fact that they were entered into subsequent to the date of the 2000 10-K), (ii) relating to the borrowing of money or the guarantee of any obligation for the borrowing of money (excluding trade credit incurred in the ordinary course of business consistent with past practices);
(iii) relating to the employment, compensation or severance of any of its directors, officers or employees, (iii) relating to the retention of consultants and involving payments in excess of $50,000; (iv) limiting or restraining the Company or any Subsidiary from engaging or competing in any line of business in any geographic area; (v) for the lease of real property; (vi) constituting a distribution, dealer, representation, commission or agency agreement involving payments or receipts in excess of $50,000; (vii) with any of its Affiliates that will continue after Closing (other than between the Company and one or more Subsidiaries); (viii) that obligates the Company or any Subsidiary to purchase all of its requirements from or to supply all of the requirements of a third party in an amount in excess of $100,000; (ix) that (A) is in effect as of the date of this Agreement, (B) provides for annual payments or receipts in excess of $100,000 and (C) has a remaining term of six months or more; or (x) is material to the businesses of the Company and the Subsidiaries, taken as a whole (each of the foregoing a "Material Contract"). Each Material Contract is a valid
                          -----------------
and legally binding obligation of the Company or the Subsidiary party thereto, and to the Knowledge of the Company, the other parties thereto, enforceable against the Company or the Subsidiary party thereto, and to the Knowledge of the

Company, the other parties thereto in accordance with their respective terms subject (a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and (b) as to enforceability, to general principles of equity. Each of the Company and its Subsidiaries and, to the Knowledge of the Company, each other party thereto, has complied in all material respects with the provisions of each Material Contract and no event of default or event which, with the giving of notice, the lapse of time or both, has occurred and is continuing under any Material Contract.

     SECTION 3.13  EMPLOYEE BENEFIT PLANS.

               (a) Set forth in Section 3.13(a) of the Disclosure Letter is a complete and accurate list of each (i) employee benefit plan, as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) employment contract; and (iii) bonus, deferred compensation,
  -----
incentive compensation, performance compensation, stock purchase, stock option, stock appreciation, restricted stock, phantom stock, saving and profit sharing, severance or termination pay (other than statutory or the common law requirements for reasonable notice), health or other medical, salary continuation, cafeteria, dependent care, vacation, sick leave, holiday pay, fringe benefit, reimbursement program, life insurance, disability or other (whether insured or self-insured) insurance, a supplementary unemployment benefit, pension retirement, supplementary retirement, welfare or other employee plan, program, policy or arrangement, whether written or unwritten, formal or informal, for the benefit of any current or former Employee or director of the Company or any of the Subsidiaries, or leased employees, consultants, independent contractors or other Persons who are performing or have performed services for or on behalf of the Company or any Subsidiary ("Benefit Plans").
                                                             -------------
None of the Benefit Plans is a multiemployer plan as defined in Section 3(37) of ERISA (a "Multiemployer Plan") or is subject to Title IV of ERISA and neither
          ------------------
the Company nor any of the Subsidiaries have ever had an obligation to contribute to a Multiemployer Plan or a plan that is subject to Title IV of ERISA.

               (b) Except as set forth in Section 3.13(b) of the Disclosure Letter, neither the Company nor any Subsidiary (i) currently maintains, administers or contributes to or has any liability under or with respect to, other than benefits claims in the ordinary course of business, any Benefit Plans, or (ii) during the six-year period preceding the date of this Agreement maintained, administered or contributed to any Benefit Plans.

               (c) Except as set forth in Section 3.13(c) of the Disclosure Letter, all Benefit Plans comply in all material respects with, and are, and during the six-year period preceding the date of this Agreement have been, operated in all material respects in accordance with, their terms and applicable laws, including ERISA and the Code, and including, but not limited to the requirements of ERISA sections 601 et seq. and 701 et seq. and sections 4980B, 9801 and 9802 of the Code. Except as set forth in Section 3.13(c), no Benefit Plan covers any Person in any jurisdiction outside the United States and, to the knowledge of the Company, none of the Benefit Plans is subject to the law of any jurisdiction outside the United States.

               (d) True and complete copies of each written Benefit Plan and any related trust, insurance or other related funding contract or agreement or administrative services contract or agreement, and a description of any unwritten Benefit Plan, the three most recent summary plan descriptions for each Benefit Plan, the most recent annual reports on Form 5500 for each Benefit Plan, including schedules, audited financial statements and actuarial valuation reports, and the most recent employee manuals, handbooks or personnel policies have been delivered to Purchaser, and any other filings with respect to any Benefit Plan with any government entity and any opinion, determination letter or ruling from the United States Internal Revenue Service (the "IRS") or any other
                                                             ---
government entity with respect to any Benefit Plan, if any, have been delivered to Purchaser.

               (e) Except as set forth in Section 3.13(e) of the Disclosure Letter, each Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS as to its qualification under the Code both as to the original plan and as to all restatements or material amendments and the exempt status of each related trust under Section 501(a) of the Code, all of which have been made available to Purchaser. No event has occurred, and no condition exists, which would reasonably be expected to adversely affect the tax-qualified status of any such Benefit Plan.

               (f) Neither the Company nor any Subsidiary or any entity required to be aggregated with the Company or any Subsidiary pursuant to Code section 414 or ERISA section 4001(b) ("ERISA Affiliate") has incurred or is
                                       ---------------
reasonably expected to incur, either directly or indirectly, any liability (other than for premiums) to the Pension Benefit Guaranty Corporation ("PBGC").
                                                                        ----

               (g) Except as disclosed in Section 3.13(g) of the Disclosure Letter, there are no pending or, to the Knowledge of the Company, threatened actions, suits, claims, trials, arbitrations, investigations or other proceedings by any Person, including any present or former participant or beneficiary under any Benefit Plan (or any beneficiary of any such participant or beneficiary) involving any Benefit Plan or any rights or benefits under any Benefit Plan other than ordinary and usual claims for benefits by participants or beneficiaries thereunder. To the Knowledge of Company, no event has occurred and no condition exists that could subject the Company, its Affiliates, the Subsidiaries or the fund of any Benefit Plan to the imposition of any Tax or penalty with respect to any Benefit Plans, whether by way of indemnity or otherwise. Except as set forth in Section 3.13(g) of the Disclosure Letter, all contributions required to have been made or remitted and all expenses required to have been paid by the Company or the Subsidiaries to or under any Benefit Plan under the terms of any such plan, any agreement or any applicable law have been paid within the time prescribed by any such plan, agreement or law. To the Knowledge of the Company, no amount, or any asset of any Benefit Plan, is subject to Tax as unrelated business income. Except as set forth in Section 3.13(g) of the Disclosure Letter, to the Knowledge of the Company, there are no "reportable events" (as defined in ERISA section 4043), "prohibited transactions" (as defined in ERISA section 406), breaches of fiduciary responsibility or "accumulated funding deficiencies" (as defined in ERISA section 302) have occurred with respect to any Benefit Plan for which liability could be incurred by the Company, the Subsidiaries, Purchaser, Merger Sub or the Surviving Corporation.

               (h) Except as disclosed in Section 3.13(h) of the Disclosure Letter, none of the Company, its Affiliates or any Subsidiary maintains or contributes to any Benefit Plan which provides, or has any liability or obligation to provide, retiree life or medical insurance to Employees or other Persons performing services for or on behalf of the Company or the Subsidiaries (or their beneficiaries) upon and/or after the last day of the calendar month in which such Person's termination of employment or other service occurs, except as may be required by federal, state or local laws, rules or regulations.

               (i) Except as disclosed in Section 3.13(i) of the Disclosure Letter, none of the Benefit Plans contains any provision which could result in any additional benefits, accelerated vesting and/or accelerated payments or which could subject any employee or other Person to an excise Tax or result in the loss of deductibility under sections 280G or 4999 of the Code as a result of the consummation of the transactions contemplated by this Agreement or the termination of an individual's employment thereafter and for which the Company, the Subsidiaries, Purchaser or the Surviving Corporation would be liable.

               (j) Since the effective date of the documents provided in accordance with Section 3.13(d) above, no commitments have been made by the Company, any of its Affiliates, the Subsidiaries to amend any Benefit Plan or to provide increased benefits thereunder.

     SECTION 3.14 TAXES. Except as set forth on Section 3.14 of the Disclosure Letter.

               (a) all Tax Returns required to be filed by or with respect to the Company and each Subsidiary through the date hereof have been timely filed and all such Tax Returns were complete and accurate in all material respects. All Taxes owed by any of the Company and the Subsidiaries (whether or not shown on any Tax Return) have been paid other than any Taxes for which adequate reserves under GAAP have been recorded in the Company Financial Statements;

               (b) the Company and the Subsidiaries have timely paid or will timely pay or properly accrue on their books (or there have been or will be timely paid on their behalf) all Taxes owed by the Company and the Subsidiaries (whether or not shown on any Tax Return) for all taxable periods for which Tax Returns are required to be filed (taking into account any extensions) on or before the Closing Date;

               (c) the Company and the Subsidiaries have timely paid (or there have been timely paid on their behalf) all required current estimated Tax payments in amounts sufficient to avoid interest charges and underpayment penalties;

               (d) the Company and the Subsidiaries have given or otherwise made available to Purchaser correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries for periods ending, or transactions consummated, after December 31, 1997;

               (e) there are no outstanding agreements extending or waiving the statutory period of limitation applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes due from the Company or any Subsidiary for any taxable period and no power of attorney is currently in force or has been requested with respect to any matter relating to Taxes that could affect the Company or the Subsidiaries;

               (f) (A) no claim, action, suit, investigation, audit, or other proceeding by any Governmental Authority is pending or, to the Knowledge of the Company, threatened with respect to any Taxes due from or with respect to the Company or any Subsidiary; (B) to the Knowledge of the Company, no claim for Taxes has been proposed, asserted, or assessed against the Company or any of the Subsidiaries that has not been fully paid or properly accrued on its books; and
(C) to the Knowledge of the Company, no claim has been made by any Governmental Authority in a jurisdiction where any of the Company or any of the Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction;

               (g) there are no Liens for Taxes upon the assets or properties of the Company or any of the Subsidiaries, except for statutory Liens for current Taxes not yet due;

               (h) neither the Company nor any Subsidiary is or has been a member of any partnership or joint venture (or entity treated similarly for Tax purposes) or the holder of a beneficial interest in any trust, in each case for any taxable period for which the applicable statute of limitations has not expired;

               (i) neither the Company nor any Subsidiary is a party to any agreement relating to the sharing or allocation of, or indemnification agreement with respect to, Taxes, or any similar contract or arrangement, and neither the Company nor any Subsidiary has made any payment under or pursuant to any such agreement, contract, or arrangement since December 31, 1997;

               (j) neither the Company nor any Subsidiary is or has been doing business in, is or has been engaged in a trade or business in, or has business in force in any jurisdiction in which it has not filed all required Tax Returns and the failure to file such Tax Returns could reasonably be expected to have a Company Material Adverse Effect;

               (k) neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return;

               (l) each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party;

               (m) neither the Company nor any of its Subsidiaries has (A) filed a consent under Code section 341(f) concerning collapsible corporations,
(B) made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code section 280G, (C) been a United States real property holding corporation within the meaning of Code section 897(c)(2) during the applicable period specified in Code section 897(c)(1)(A)(ii);

               (n) each of the Company and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code section 6662;

               (o) neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group (within the meaning of Code section 1504(a)(1)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any Liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulation ss.1.1502-6 under Code section 1502 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

               (p) the unpaid Taxes of the Company and its Subsidiaries (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns; and

               (q) neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (B) "closing agreement" as described in Code section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

     Section 3.14 of the Disclosure Letter lists all federal, state, local, and foreign income Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.

     SECTION 3.15  COMPLIANCE WITH APPLICABLE LAW; PERMITS.

               (a) Since January 1, 2000, the respective businesses of the Company and the Subsidiaries have been conducted in compliance with all applicable provisions of any federal, state, provincial, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to them, except as set forth in Section 3.15(a) of the Disclosure Letter and except where the failure to comply could not reasonably be expected to have a Company Material Adverse Effect.

               (b) The Company and each Subsidiary owns or validly holds all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents or instruments that are required for its business and operations as presently conducted or as presently proposed to be conducted, except for those which the failure to hold could not reasonably be expected to have a Company Material Adverse Effect (the "Required Permits"). Except as set forth in Section 3.15(a)
                     ----------------
of the Disclosure Letter, the consummation of the Merger and the other transactions contemplated hereby will not violate any Required Permit, and the consummation of the Merger and the other transactions contemplated hereby will not result in the violation, termination or limitation of any Required Permit or require any notice to, approval or consent of any Person pursuant to the terms of any Required Permit.

     SECTION 3.16 OPINION OF FINANCIAL ADVISOR. The Financial Advisor has rendered to the Company Board an opinion (the "Fairness Opinion"), as of the
                                               ----------------
date hereof, as to the fairness, from a financial point of view, to the holders of the Shares, other than Purchaser and its Affiliates, of the Merger Consideration.

     SECTION 3.17  PROPRIETARY RIGHTS.

               (a) Section 3.17 of the Disclosure Letter contains a complete and accurate list of all United States and foreign patent, copyright, trademark, service mark, trade dress, domain name and other registrations and applications owned by the Company or its Subsidiaries, indicating for each the applicable jurisdiction, registration number (or application number), the status thereof and with respect to the patents, the date filed.

               (b) All registered or issued Intellectual Property of the Company and its Subsidiaries is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees), is, to the Company's and its Subsidiaries' Knowledge, valid and enforceable, and is not subject to any filings, fees or other actions falling due within 90 days after the effective date of this Agreement. Except as set forth in Section 3.17 of the Disclosure Letter, no registered Intellectual Property of the Company or its Subsidiaries has been or is now involved in any cancellation, dispute or litigation, and, to the Knowledge of the Company, no such action is threatened. Except as set forth in Section 3.17 of the Disclosure Letter, no patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

               (c) Section 3.17 of the Disclosure Letter sets forth a complete and accurate list of all material licenses, sublicenses, consent, royalty or other agreements concerning Intellectual Property to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements"). All of the Company's License Agreements
                ------------------
are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

               (d) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property necessary for the conduct of the Company's and each of its Subsidiaries' business substantially as currently conducted or contemplated to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets. No royalties, honoraria or other fees are payable by the Company or its Subsidiaries to any third parties for the use of or right to use any Intellectual Property, except as set forth in Section 3.17 of the Disclosure Letter.

               (e) The Company and its Subsidiaries exclusively own, free and clear of all liens or obligations to license all such owned Intellectual Property. The Company and its Subsidiaries have a valid, enforceable and, subject to obtaining required consents set forth in the licenses listed in
Section 3.17 of the Disclosure Letter, transferable right to use all their licensed Intellectual Property. Except as disclosed in Section 3.17 of the Disclosure Letter, the Company and its Subsidiaries have the right to use all of their owned and licensed Intellectual Property in all jurisdictions in which they conduct or propose to conduct their businesses.

               (f) The Company and each of its Subsidiaries have taken all reasonable steps to maintain, police and protect the Intellectual Property which it owns, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. Except as disclosed in Section 3.17 of the Disclosure Letter, (i) the conduct of the Company's and its Subsidiaries' businesses as currently conducted or planned to be conducted does not infringe or otherwise impair or conflict with ("Infringe")
                                                                      --------
any

Intellectual Property rights of any third party, and, to the Knowledge of the Company, the Intellectual Property rights of the Company and its Subsidiaries are not being Infringed by any third party; and (ii) there is no litigation or order pending or outstanding or, to the Knowledge of the Company, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property owned by a third party, and, to the Knowledge of the Company, there is no valid basis for the same.

               (g) Except as set forth in Section 3.17 of the Disclosure Letter, the consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property, nor will such transactions require the approval of any Governmental Authority or third party in respect of any Intellectual Property.

               (h) Section 3.17 of the Disclosure Letter lists all software (i) (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) which are owned, licensed to or by the Company or any of its Subsidiaries, leased to or by the Company or any of its Subsidiaries, or otherwise used by the Company or any of its Subsidiaries, and identifies which software is owned, licensed, leased or otherwise used, as the case may be; and
(ii) which are sold, licensed, or otherwise distributed by the Company or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, or otherwise distributed, as the case may be. All software owned by the Company or any of its Subsidiaries, and all software licensed from third parties by the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

               (i) The Company and its Subsidiaries have taken reasonable steps to protect the Company's and its Subsidiaries' rights in their confidential information and trade secrets. Except as disclosed in Section 3.17 of the Disclosure Letter, each employee, consultant and contractor who has had access to proprietary Intellectual Property has executed an agreement to maintain the confidentiality of such Intellectual Property and has executed appropriate agreements that are substantially consistent with the Company's standard forms thereof. Except under confidentiality obligations, there has been no material disclosure of any of the Company's or its Subsidiaries' confidential information or trade secrets to any third party.

     SECTION 3.18 INSURANCE. Section 3.18 of the Disclosure Letter summarizes the amount and scope of the insurance currently in force (including self-insurance arrangements) insuring the assets of the Company and the Subsidiaries and their respective operations and properties against loss or liability. All insurance policies pursuant to which any such insurance is provided are in full force and effect. No notice of cancellation or termination of any such insurance policy has been given to the Company or any Subsidiary and all premiums required to be paid in connection with such insurance policies have been paid in full.

     SECTION 3.19 ENVIRONMENTAL MATTERS. Except as disclosed on Section 3.19 of the Disclosure Letter:

               (a) the operations of the Company and the Subsidiaries and the real property currently owned, leased or operated by the Company or any Subsidiary are in compliance in all material respects and, during the period of the ownership or tenancy of the Company or Subsidiary have been in compliance in all material respects, with all applicable Environmental Laws; and

               (b) no judicial or administrative proceedings or investigations are pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary, pursuant to any applicable Environmental Laws.

     SECTION 3.20 CLAIMS FOR INDEMNIFICATION. Section 3.20 of the Disclosure Letter contains (a) a description of any claims made by the Company or any Subsidiary, or contemplated to be made by the Company or an Subsidiary, for indemnification or reimbursement of amounts with respect to assets or subsidiaries previously owned by or acquired by the Company or any Subsidiary, and (b) a description of any claims made, or to the knowledge of the Company contemplated, against the Company or any Subsidiary for indemnification or reimbursement of amounts with respect to assets or subsidiaries previously owned by or acquired by the Company or any Subsidiary.

     SECTION 3.21  LABOR MATTERS.

               (a) Neither the Company nor any Subsidiary is a party to any labor or collective bargaining agreement.

               (b) No Employees are represented by any labor organization that is certified to represent such employees under the National Labor Relations Act (the "NLRA") or other applicable law. No labor organization or group of
      ----
Employees has made a demand for recognition, certification, successor rights or a related employer declaration, and there are no representation, certification, successor rights or related employer proceedings or petitions or applications for certification seeking a representation proceeding presently pending or to the knowledge of the Company threatened to be brought before or filed with the NLRA or any other labor relations tribunal or authority. To the knowledge of the Company, there are no organizing activities involving the Company or any Subsidiary pending with any labor organization or group of Employees. Within the last twenty-four (24) months, neither the Company nor any Subsidiary has committed any "unfair labor practice" as defined under the NLRA.

               (c) Except as set forth in Section 3.21(c) of the Disclosure Letter, each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders applicable to the Company or Subsidiary or the Employees or other Persons providing services to or on behalf of the Company or Subsidiary, as the case may be, relating to the employment of labor, including, but not limited to, all such laws, regulations and orders relating to wages, hours, employment standards, WARN, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax, other than such noncompliance as has not had and would not reasonably be expected to have a Company Material Adverse Effect.

               (d) No "mass layoff," "plant closing" or similar event as defined by WARN with respect to the Company or any Subsidiary has occurred.

               (e) Except as set forth in Section 3.21(e) of the Disclosure Letter, as of the date hereof, there are no pending or, to the Knowledge of the Company, threatened complaints, charges or claims against the Company or any Subsidiary brought or filed with any Governmental Authority, arbitrator or court based on, arising out of, in connection with or otherwise relating to the employment or termination of employment by the Company or any Subsidiary or, relating to the Employees or other Persons providing services to or on behalf of the Company or any Subsidiary or alleging any unfair labor practice.

               (f) Each of the Company and the Subsidiaries is in compliance with the rules and regulations pursuant to the Immigration and Nationality Act and the Immigration Reform and Control Act.

     SECTION 3.22 CERTAIN PAYMENTS. Except as set forth in Section 3.22 of the Disclosure Letter, no current or former officer, director, employee, agent or representative of the Company or any Subsidiary, or any other Person, is a party to or beneficiary of any contract or other agreement pursuant to which such Person shall receive or is entitled to receive from the Company or any Subsidiary any bonus or other payment (a "Transaction Payment") from either the
                                          -------------------
Company or any Subsidiary contingent upon consummation of the Merger and the other transactions contemplated hereby or upon the occurrence of specified events following a change in control of the Company.

     SECTION 3.23 BROKERS' FEES AND COMMISSIONS. Except for Financial Advisor, the fees and expenses of which will be paid by the Company, none of the Company, the Subsidiaries or their respective directors, officers, employees or agents has employed any investment banker, brokers or finders in connection with the transactions contemplated hereby.

     SECTION 3.24 FLORIDA CONTROL SHARE ACT. Prior to the date hereof, the Company has taken all actions required to make the provisions of Section
607.0902 of the FBCA inapplicable to the Merger and the other transactions contemplated hereby.

     SECTION 3.25 FULL DISCLOSURE. None of the representations and warranties of the Company contained in this Agreement or the Disclosure Letter contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

     REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER AND MERGER SUB

     Each of Purchaser and Merger Sub represent and warrant to the Company as follows:

     SECTION 4.1 ORGANIZATION, QUALIFICATIONS AND OPERATIONS. Each of the Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority (corporate and other) to own, operate and lease its properties and to carry on its business as it is now being conducted. Purchaser is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. Merger Sub has not engaged in any business or activities except in connection with its organization and the negotiation and execution of this Agreement.

     SECTION 4.2 AUTHORIZATION. Each of Purchaser and Merger Sub has full power and authority (corporate and other) to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Purchaser and Merger Sub, the performance by Purchaser and Merger Sub of their respective obligations hereunder, and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Sub and constitutes the valid and binding obligation of each of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

     SECTION 4.3 NO VIOLATION. Neither the execution and delivery by Purchaser and Merger Sub of this Agreement, the performance by Purchaser or Merger Sub of the obligations hereunder nor the consummation by Purchaser and Merger Sub of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Purchaser or Merger Sub, (b) violate or conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under the terms, conditions or provisions of any note, bond, mortgage, indenture or deed of trust, or any license, lease or agreement to which Purchaser or Merger Sub is a party or by which any of their respective assets is bound, or (c) violate any order, writ, judgment, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Purchaser, Merger Sub or any of their respective assets, except in each case as would not have a Purchaser Material Adverse Effect.

     SECTION 4.4 CONSENTS AND APPROVALS. No filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any Governmental Authority is necessary for Purchaser or Merger Sub to enter into this Agreement or for the consummation by Purchaser or Merger Sub of the transactions contemplated by this Agreement except under the FBCA and except where the failure to obtain such consents or approvals would not, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect.

     SECTION 4.5 BROKERS. Neither Purchaser, Merger Sub nor any of their respective directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby.

     SECTION 4.6 FINANCING. At the Proxy Mailing Date (as defined in Section 5.2(b)) and at all times through the Effective Time, the Purchaser will have funds and/or commitments (the "Financing Commitments") from one or more of
                               ---------------------
Purchaser's current shareholders and/or other Persons (including Affiliates of such shareholders) of similar financial capability, including affiliates of Purchaser's current shareholders (the "Purchaser Investors"), in the aggregate
                                       -------------------
sufficient to perform its obligations under this Agreement, including without limitation, payment in full of the Aggregate Merger Consideration, net of amounts deposited in the Special Cash Account. Prior to the Proxy Mailing Date, the Purchaser shall have provided the Company with an officer's certificate (a) attesting as to Purchaser's compliance with this Section 4.6, and (b) confirming that any Financing Commitments are subject only to the concurrent closing of this transaction and other customary closing conditions. Purchaser shall use commercially reasonable efforts to satisfy such closing conditions.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.1   COMPANY STOCKHOLDER APPROVAL.

               (a) The Company shall take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a special meeting of the Company Stockholders (the "Company Stockholder Meeting")
                                                  ---------------------------
to submit to the Company Stockholders this Agreement, together (subject to
Section 5.5(c) below) with the affirmative recommendation of the Company Board regarding this Agreement and the Merger. The Company shall use its commercially reasonable efforts to hold the Company Stockholder Meeting and obtain the approval and adoption of this Agreement by the Company Stockholders (the "Company Stockholder Approval") as soon as practicable after the date hereof.
 ----------------------------

               (b) Except as may otherwise be permitted by Section 5.5(c), in the Proxy Statement the Company Board shall: (i) express its opinion to the Company Stockholders that this Agreement and the Merger are in the best interests of the Company and the Company

Stockholders and should be adopted and approved; and (ii) recommend to the Company Stockholders that they vote in favor of the approval and adoption of this Agreement.

     SECTION 5.2   PREPARATION OF PROXY STATEMENT.

               (a) Promptly following the date hereof, the Company shall prepare and file with the SEC a preliminary proxy statement (such proxy statement, together with any amendments thereto, the "Proxy Statement") relating
                                                      ---------------
to approval and adoption of this Agreement by the holders of the Shares (the "Company Stockholders"). The Company shall use its commercially reasonable best
 --------------------
efforts to have the Proxy Statement cleared by the SEC, put in definitive form and mailed to the Company Stockholders as promptly as reasonably practicable following the date hereof. The Company shall, as promptly as practicable after the receipt thereof, provide to Purchaser copies of any written comments and advise Purchaser of any oral comments, with respect to the Proxy Statement received from the staff of the SEC. The Company will provide Purchaser with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement thereto prior to filing with the SEC and will provide Purchaser a copy of all such filings with the SEC.

               (b) The Company represents and warrants that (i) the information in the Proxy Statement will not, at the time the Proxy Statement is mailed to the Company Stockholders (the "Proxy Mailing Date"), and at the time of the
                               ------------------
Company Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except in each case with respect to information provided by the Purchaser in writing specifically for inclusion in the Proxy Statement as to which the Company assumes no responsibility.

               (c) Purchaser represents and warrants that (i) it shall promptly furnish to the Company all necessary information concerning itself, its stockholders and its Affiliates required for inclusion in the Proxy Statement or reasonably requested by the Company in connection with this Section 5; and (ii) information provided by the Purchaser in writing specifically for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to the Company Stockholders and at the time of the Company Stockholder Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 5.3 ACCESS TO INFORMATION; CONFIDENTIALITY. Between the date hereof and the Closing Date, the Company shall, and shall cause the Subsidiaries to, give to Purchaser and its counsel, accountants and other authorized representatives and agents, all reasonable access, during regular business hours and upon reasonable advance notice, to any and all of their respective premises, properties, contracts, books and records, and will cause their respective officers and employees to furnish to Purchaser and its representatives any and all data and information pertaining, directly or indirectly, to the Company or the Subsidiaries that Purchaser shall from time to time reasonably request, and shall permit Purchaser and its representatives to make extracts and copies thereof. Any information obtained by Purchaser shall be held subject to and in accordance with the terms of the Confidentiality Agreement dated as of May 15, 2001 between the Purchaser and the Company (the "Confidentiality Agreement").
 -------------------------

     SECTION 5.4 PUBLIC ANNOUNCEMENTS. The parties hereto will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld, conditioned or delayed) upon the content and timing of any press releases or other public statements with respect to the transactions contemplated by this Agreement and neither party shall issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations as advised by counsel; provided, however, that each party will give prior notice to the other parties of the content and timing of any such press release or other public statement required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

     SECTION 5.5   ACQUISITION PROPOSAL.

               (a) From and after the date hereof, without the prior written consent of Purchaser, the Company shall not and will cause its Subsidiaries and its and its Subsidiaries' respective officers, directors, agents and representatives including the Financial Advisor (collectively, "Representatives") not to, (i) directly or indirectly, solicit, initiate or
 ---------------
encourage (including by way of furnishing information or assistance) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal,
(ii) enter into or participate in any discussions or negotiations regarding any Acquisition Proposal, or (iii) provide any confidential or nonpublic information or data to any Person relating to any Acquisition Proposal; provided, however, nothing contained herein shall prohibit the Company Board from taking and disclosing to its shareholders a position with respect to an unsolicited tender offer pursuant to Rules 14d-9 and 14e-2 under the Exchange Act. The Company shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by it or its Representatives with any Persons other than Purchaser and its Affiliates and shall demand the return or destruction of any confidential information previously provided to any third party in connection therewith. Notwithstanding the foregoing and anything to the contrary contained in this Section 5.5 or in any other provision of this Agreement, the Company and the Company Board may ask questions of, consider and clarify a proposal from, and conduct a due diligence investigation of (but not negotiate with or provide any information to, without the Purchaser's prior written consent) any third party making an unsolicited Acquisition Proposal (a "Potential Acquirer"),
                                                     ------------------
solely for the purpose of evaluating such Acquisition Proposal, if the Company Board or any committee thereof determines, after consultation with the Financial Advisor and the

Company's legal counsel, that (A) such third party has submitted to the Company an Acquisition Proposal which has a reasonable likelihood of resulting in a Superior Proposal (as defined in Section 5.5(d)), and (B) the failure to participate in such process would be inconsistent with the Company Board's fiduciary duties under applicable law. In the event that the Company shall determine to enter into the process described above, or shall receive any Acquisition Proposal, it shall promptly inform Purchaser in writing as to the identity of the Potential Acquirer and the material terms of such Acquisition Proposal. If the Company, after consultation with the Financial Advisor and the Company's legal counsel, determines that an Acquisition Proposal is a Superior Proposal, and the failure to consider such Acquisition Proposal would be inconsistent with the Company Board's fiduciary duties under applicable law, then it shall promptly notify Purchaser of such determination, and the Company and the Company Board, if the Company has complied with the provisions of this
Section 5.5, may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with the Potential Acquirer. In the event that the Company shall determine to provide any information to such Potential Acquirer following its determination that such Acquisition Proposal is a Superior Proposal it shall promptly (within two business days) inform Purchaser in writing as to the fact that information is to be provided. The Company agrees that any non-public information furnished to a Potential Acquirer will be pursuant to a confidentiality agreement on terms no less favorable to the Company than the Confidentiality Agreement. The Company will keep the Purchaser apprised of any related developments, discussions and negotiations (including the terms and conditions of the Acquisition Proposal) on a current basis.

               (b) (i) Subject to Section 5.5(c) below, neither the Company Board nor any committee thereof shall withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Purchaser, the approval or recommendation by the Company Board or committee thereof of this Agreement and the Merger unless a breach of Section 4.6 has occurred and remains uncured for a period of ten business days.

                    (ii) Notwithstanding Section 5.5(b)(i) above, the Company Board (or any committee thereof) may withdraw or modify its approval or recommendation of this Agreement or the Merger, even if a breach of Section 4.6 has not occurred and remain uncured, if the Company has complied with the provisions of this Section 5.5, in the event that the Company Board (or any committee thereof) determines in good faith, after consultation with the Financial Advisor and the Company's legal counsel, that the Acquisition Proposal is a Superior Proposal, and that the failure to take such action would be inconsistent with the Company Board's or any such committee's fiduciary duties under applicable law.

               (c) Notwithstanding the foregoing, in the event that there exists a Superior Proposal before the Company Board or any committee thereof and in the reasonable good faith judgment of the Company Board (or such committee), after consultation with outside corporate counsel to the Company, the failure to accept such Superior Proposal would be inconsistent with the fiduciary duties of the Company Board (or such committee) to the Company Stockholders under applicable law, the Company Board (or such committee) may pursuant to

Section 9.1(f) (and subject to this sentence) terminate this Agreement and concurrently with such termination, cause the Company to enter into an acquisition agreement with respect to such Superior Proposal; provided, however, that prior to any such action, the Company shall (A) notify Purchaser in writing that it intends to enter into an agreement relating to a Superior Proposal (which notice shall include the most recent draft of such Superior Proposal),
(B) during the five business days following the Company's notice (or such longer period as agreed to by the parties), the Company shall negotiate in good faith with Purchaser to make such adjustments in the terms and conditions of such Agreement such that the Acquisition Proposal is no longer a Superior Proposal, and (C) pay the Termination Fee to Purchaser in full and in immediately available funds.

               (d) For purposes of this Agreement, a "Superior Proposal" means any bona fide written proposal (or its most recent amended or modified terms, if amended or modified) made by a Potential Acquirer to enter into an Acquisition Proposal, the effect of which would be that (i) the Company Stockholders would beneficially own less than 50% of the voting stock, common stock and participating stock of the combined or on-going entity, or (ii) the transaction would result in the sale, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, and which the Company determines in its good faith judgment, based on among other things, the advice of the Financial Advisor, if consummated, would result in a transaction more favorable to the Company Stockholders from a financial point of view than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Company Board, after obtaining the advice of the Financial Advisor, the Potential Acquirer is reasonably able to finance the transaction and whether such transaction is reasonably capable of being completed, and any proposed changes to this Agreement that may be proposed by the Purchaser in response to such Acquisition Proposal). An Acquisition Proposal that is conditioned on due diligence may constitute a Superior Proposal if it otherwise meets the foregoing definition.

               (e) During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement (other than any entered into in the ordinary course of business not in connection with any possible Acquisition Proposal) to which it or any of its Subsidiaries is a party.

     SECTION 5.6 CONSENTS, APPROVALS AND FILINGS. Purchaser and the Company will as promptly as practicable make and cause their respective Subsidiaries and, to the extent necessary, their other Affiliates to make all necessary filings, including, without limitation, those required under applicable Securities Laws in order to facilitate the prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, Purchaser and the Company will each use their respective commercially reasonable efforts, and will cooperate fully and in good faith with each other, (a) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement, and (b) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of Purchaser and the Company shall use their respective commercially reasonable efforts to promptly provide such information and communications to Governmental Authorities as such Governmental Authorities may reasonably request. Each of the parties hereto shall provide to the other parties copies of all applications in advance of filing or submission of such applications to Governmental Authorities in connection with this Agreement and shall make such revisions thereto as reasonably requested by each other party hereto. Each of the parties hereto shall provide to the other parties the opportunity to participate in all meetings and material conversations with Governmental Authorities with respect to the matters contemplated by this Agreement.

     SECTION 5.7 POST-SIGNING FINANCIAL STATEMENTS. Not later than two business days after the filing thereof with the SEC, the Company shall deliver, or shall cause to be delivered, to Purchaser true and complete copies of all financial statements filed by the Company with the SEC, including all exhibits, notes and schedules thereto (the "Post-Signing Financial Statements"). In addition, the
                        ---------------------------------
Company shall, as promptly as practicable, provide to Purchaser all internally prepared management reports and all other financial data and other information relating to the Company and the Subsidiaries reasonably requested by Purchaser.

     SECTION 5.8 TAKEOVER STATUTES. If any takeover statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of Purchaser and the Company shall use their reasonable best efforts to grant such approvals and to take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any takeover statute on the Merger and the other transactions contemplated hereby.

     SECTION 5.9 NOTICE, EFFORTS TO REMEDY. Each party hereto shall promptly give written notice to the other parties hereto upon becoming aware of the occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of such party contained in this Agreement and shall use commercially reasonable efforts to prevent or promptly remedy the same. The Company shall promptly notify Purchaser of any change, event, circumstance or development or any prospective change, event, circumstance or development that would reasonably be expected to have a Company Material Adverse Effect and of the receipt by the Company or any Subsidiary of notice of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the receipt by the Company or any Subsidiary of a notice of the institution or the threat of litigation involving the Company or any Subsidiary which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Purchaser shall promptly notify the Company of any change, event, circumstance or development or any prospective change, event, circumstance or development that would reasonably be expected to have a Purchaser Material Adverse Effect and of the receipt by the Purchaser, Merger

Sub or other Subsidiary of notice of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the receipt by the Purchaser, Merger Sub or other Subsidiary of a notice of the institution or the threat of litigation involving the Purchaser, Merger Sub or other Subsidiary which, individually or in the aggregate, would reasonably be expected to have a Purchaser Material Adverse Effect.

                                  ARTICLE VI

                              COVENANTS RELATING TO

                       CONDUCT OF BUSINESS PRIOR TO MERGER

     SECTION 6.1 CONDUCT OF BUSINESSES OF THE COMPANY. Except as set forth in
Section 6.1 of the Disclosure Letter, during the period from the date of this Agreement to the Closing or termination of this Agreement in accordance with its terms, the Company will, and will cause each Subsidiary to, conduct its business and operations according to its ordinary and usual course of business in substantially the same manner as previously conducted (including with respect to research and development, advertising, promotions, capital expenditures, inventory levels and accounts payable levels) and will pay, discharge or perform its liabilities or other obligations in the ordinary course of business consistent with past practice and will use all reasonable efforts consistent with the foregoing to preserve intact and, as applicable, maintain in good repair its properties, assets and business organizations, to keep available the services of its officers, agents and employees and to maintain satisfactory relationships with its suppliers, customers and strategic partners, in each case in the ordinary course of business. Without limiting the generality of the foregoing, the Company will not, and will not permit any Subsidiary without Purchaser's consent to:

               (a) propose or adopt any amendment to its Certificate of Incorporation or Bylaws (or similar organizational documents);

               (b) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other Person;

               (c) (i) adopt any new Benefit Plan (including any bonus, stock option, stock benefit or stock purchase plan) or amend any existing Benefit Plan in any material respect, (ii) increase in any manner the rate or terms of compensation of any of its directors, officers, agents or employees or enter into any employment, severance or collective bargaining agreement other than normal, annual pay increases of employees in customary amounts, (iii) pay any bonus to any of its directors, officers, agents or employees other than pursuant to contractual arrangements entered into prior to the date hereof, (iv) hire any new employee to serve as an officer or member of senior management of the Company or any Subsidiary, or (v) renew or enter into consulting or similar services agreements with a term that extends beyond the Effective Time;

               (d) enter into any agreement with any officer, director, employee, or other Representative of either the Company or any Subsidiary pursuant to which such Persons will be entitled to receive from either the Company or any Subsidiary any Transaction Payment;

               (e) sell, transfer or otherwise dispose of any of its property or assets other than the sale of inventory in the ordinary course consistent with past practice;

               (f) enter into any agreements, commitments or contracts, which if entered into prior to the date hereof would have been a Material Contract, except agreements, commitments or contracts for the sale of inventory (i) not in excess of $500,000 entered into in the ordinary course of business consistent with past practices, and (ii) entered into with Motorola, Inc. or Fujitsu Business Systems in any amount consistent with past practices;

               (g) terminate any Material Contract or cancel any indebtedness owed to it or waive any claims or rights of substantial value;

               (h) (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (iii) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any of the Company's capital stock, except pursuant to the exercise of Company Stock Options outstanding on the date hereof and listed in Sections 2.10(d) and
Section 3.4(b) of the Disclosure Letter, or (iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

               (i) take any action that would result in any of the representations and warranties contained in Article III of this Agreement becoming untrue in any material respect, except as permitted by Section 5.5;

               (j) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Merger);

               (k) change any of the Tax or financial accounting methods or practices used by it unless required by GAAP or applicable law, make or terminate any Tax election, or take any Tax Return position inconsistent with past practices;

               (l) file any amended Tax Return or settle or compromise any claim relating to Taxes in excess of $50,000;

               (m) make any payment, loan or advance of any amount to or in respect of, or engage in the sale, transfer or lease of any of its property or assets to, or enter into any contract with, any Affiliate;

               (n) amend the terms of or terminate any (i) Material Contracts (other than an extension of the terms, or termination in accordance with the scheduled termination, of such Material Contract expressly required by their terms), or (ii) contracts, agreements or arrangements with any Affiliate to cause any change in the cost, services being provided, or term of any such agreements, other than as specifically contemplated by this Agreement;

               (o) enter into or renew (other than a renewal of such contract expressly required by the terms of such contract) any contract that would be considered a Material Contract (including any contracts, agreements or arrangements with any Affiliates);

               (p) engage in any transaction with any Affiliate, except to the extent provided in this Agreement; provided, however, that the Company may renew any such agreement upon the expiration thereof on terms no less favorable to the Company or Subsidiary than those existing in the original agreement; or

               (q) make any payment in connection with obtaining the releases required pursuant to Section 2.9(d)(ii).

     SECTION 6.2  OTHER ACTIONS.

               (a) Purchaser and the Company shall review the Company's cash and cash equivalent balances at least weekly between the date hereof and the Closing Date. Approximately one week prior to the anticipated Closing Date, the Company shall report to Purchaser the Company's current Cash balances as of that date, provide a schedule of all receipts and disbursements of funds expected to occur prior to the Effective Time, and provide a report of Adjusted Cash together with a schedule reconciling Cash to Adjusted Cash. Such reports and schedules shall be updated daily through the Closing Date. The Company and the Purchaser shall resolve any disputes regarding the calculation of Adjusted Cash prior to the Closing Date. The Adjusted Cash as of the Closing Date as finally determined by the parties pursuant to this Section 6.2 shall be binding on the Purchaser and the Company absent manifest error.

               (b) Subject to Section 5.5, neither Purchaser nor the Company shall, and neither of them shall permit any of their respective Subsidiaries to, take any action that would, or that could reasonably be expected to, result in any of the conditions of the Merger set forth in Article VII not being satisfied.

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

     SECTION 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Company Stockholder Approval. The Company Stockholder
                   ----------------------------
Approval with respect to this Agreement shall have been obtained.

               (b) Consents and Approvals. All material consents, approvals,
                   ----------------------
permits and authorizations required for the consummation of the Merger and the other transactions contemplated hereby shall have been obtained from (i) all applicable Governmental Authorities, and (ii) any other Person to the extent required under the terms of any Material Contract.

               (c) No Injunctions or Restraints. No temporary restraining order,
                   ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger and the other transactions contemplated hereby or materially limiting or restricting Purchaser's conduct or operation of the business of the Surviving Corporation after the Merger shall be in effect.

     SECTION 7.2 CONDITIONS TO OBLIGATIONS OF PURCHASER AND MERGER SUB. The obligations of Purchaser and Merger Sub to consummate the Merger and the other transactions contemplated hereby are further subject to the following conditions:

               (a) Representations and Warranties of the Company. The
                   ---------------------------------------------
representations and warranties of the Company contained in this Agreement to the extent qualified as to materiality or to Company Material Adverse Effect shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time in which case they shall have been true and correct at such earlier time) and the representations and warranties of the Company contained in this Agreement and not so qualified shall be true and correct in all material respects at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time in which case they shall have been true and correct in all material respects at such earlier time). The Company shall have delivered to Purchaser a certificate dated as of the Closing Date, signed by a senior executive officer of the Company, to the effect set forth in this Section 7.2(a).

               (b) Performance of Obligations of the Company. The Company shall
                   -----------------------------------------
have performed or complied in all material respects with all covenants, agreements and obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Purchaser shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

               (c) Absence of Adverse Proceedings and Conditions. (i) No
                   ---------------------------------------------
consent, approval, permit, waiver or authorization of any Governmental Authority or other Person shall contain any condition or requirement, and (ii) there shall not be any pending or threatened action, suit or proceeding, in either case, which (A) challenges or seeks to restrain or prohibit the Merger or any other transaction contemplated by this Agreement or seeks to obtain from Purchaser or any of its Subsidiaries in connection with the Merger any damages that would result in a

Purchaser Material Adverse Effect, (B) seeks to prohibit or limit the ownership or operation by Purchaser or any of its Subsidiaries of any material portion of the business or assets of Purchaser (including the Company), or any of its Subsidiaries, or to compel Purchaser, or any of its Subsidiaries to dispose of or hold separate any material portion of the business or assets of Purchaser (including the Company), the Company or any of their respective Subsidiaries, in each case as a result of the Merger or any of the other transactions contemplated by this Agreement, (C) seeks to impose limitations on the ability of Purchaser to acquire or hold, or exercise full rights of ownership of, the Company, or (D) seeks to prohibit Purchaser or any of its Subsidiaries from effectively controlling in any material respect the Company.

               (d) No Material Adverse Change. Since the date of this Agreement,
                   --------------------------
there shall not have occurred any event, change in circumstances or development that could reasonably be expected to have a Company Material Adverse Effect; provided, however, that none of the following shall be deemed to constitute and none of the following shall be taken into account in determining whether there has been or will be a Company Material Adverse Effect: (A) any adverse change or effect (including any loss of employees, cancellation of, modification of, or delay in customer orders, or disruption, modification or termination of business relationships) including, without limitation, that relationship with Motorola, Inc.) arising from or relating to (1) changes that generally affect the industries and markets in which the Company and its Subsidiaries operate, or result from general political, economic or market conditions or general conditions in the economy or financial markets, or (2) the announcement or pendency of the Merger or the other transactions contemplated by this Agreement;
(B) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any shareholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein; (C) the increase or decrease in the Company's stock price or trading volume as quoted on NASDAQ; or (D) the events set forth in Section 7.2(d) of the Disclosure Letter.

               (e) Minimum Cash. As of the Closing Date, Adjusted Cash shall be
                   ------------
equal to or greater than Required Cash and the Company shall have provided Purchaser with satisfactory evidence of the Company's compliance with the requirements of this Section 7.2(e);

               (f) Cap on Transaction Fees. The Company shall not have incurred
                   -----------------------
or be obligated to pay Transaction Fees in excess of $1,500,000 in the aggregate; provided, however, that such Transaction Fees may exceed $1,500,000, subject to Purchaser's consent, which shall not be unreasonably withheld, in the event that the Proxy Statement is subject to a rigorous SEC review, the Closing Date occurs later than October 5, 2001 or extraordinary issues arise in connection with the Merger that increase the Company's fees and expenses (each individually, an "Extraordinary Event").
                  -------------------

               (g) Release of Obligations. The Purchaser shall have received
                   ----------------------
copies of executed releases, in form and substance reasonably satisfactory to Purchaser, from Persons entitled to receive Company Stock Options after the date hereof under the terms of the Option Repricing Program; provided, however, that the Company shall be deemed to have satisfied the requirements of this Section 7.2(g) if the Company obtains releases from all of such Persons, other than those entitled to receive Company Stock Options after the date hereof pursuant to the Option Repricing Program covering not more than 50,000 shares of Common Stock in the aggregate.

     SECTION 7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger and the other transactions contemplated hereby is further subject to the following conditions:

               (a) Representations and Warranties of Purchaser and Merger Sub.
                   ----------------------------------------------------------
The representations and warranties of the Purchaser and Merger Sub contained in this Agreement to the extent qualified as to materiality or to Purchaser Material Adverse Effect shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time in which case they shall have been true and correct at such earlier time), and the representations and warranties of the Purchaser and Merger Sub contained in this Agreement and not so qualified shall be true and correct in all material respects at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time in which case they shall have been true and correct in all material respects at such earlier time). The Purchaser shall have delivered to the Company a certificate dated as of the Closing Date, signed by a senior executive officer of the Purchaser, to the effect set forth in this
Section 7.3(a).

               (b) Performance of Obligations of Purchaser and Merger Sub. Each
                   ------------------------------------------------------
of the Purchaser and Merger Sub shall have performed or complied in all material respects with all covenants, agreements and obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Purchaser by a senior executive officer of the Purchaser to such effect.

                                 ARTICLE VIII

                          INDEMNIFICATION and insurance

SECTION 8.1  INDEMNIFICATION.

               (a) Purchaser and the Surviving Corporation shall assume and perform all of the Company's (or its Subsidiary's) obligations under the agreements set forth in Section 8.1 of the Disclosure Letter (the "Indemnification Agreements") to the fullest extent required under such
 --------------------------
Indemnification Agreements. If any indemnified party under an Indemnification Agreement is required to bring any action to enforce its rights thereunder or to collect moneys due thereunder and is successful in such action, the Purchaser shall reimburse such indemnified party for all of its expenses in bringing such action.

               (b) The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification of current and former officers, directors, employees, and agents of the Company (the "Indemnified Parties") that are at least as favorable to the
                     -------------------
Indemnified Parties as those contained in the Certificate of Incorporation and the Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any Indemnified Party or of individuals who, immediately prior to the Effective Time were employees or agents of the Company, unless such modification is required by law.

               (c) The provisions of this Section 8.1 shall survive the Effective Time and are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and their heirs and representatives.

     SECTION 8.2 DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. Promptly after the Company provides Purchaser with a binding quote for the Tail Policy premium (but in no event later than the earlier of (i) 30 days after Purchaser's receipt of such quote; or (ii) the business day prior to the expiration of such quote), Purchaser shall notify the Company whether (i) the Company shall, after consultation with Purchaser, purchase a policy of officers' and directors' liability insurance with terms comparable to the policy currently in effect which provides coverage (the "Tail Coverage") for six years from the Effective
                              -------------
Time for claims arising from facts or events that occurred prior to the Effective Time (the "Tail Policy"); or (ii) the Purchaser shall, at no cost to
                     -----------
the individual insureds thereunder, cause the Surviving Corporation to maintain in effect a policy (the "Purchaser D&O Policy") of officers' and directors'
                         --------------------
liability insurance with terms comparable to the Company's policy currently in effect which provides for the Tail Coverage. None of the Surviving Corporation, the Purchaser or any Affiliate of the Surviving Corporation or the Purchaser shall amend, modify or terminate the Tail Policy prior to the expiration of the aforesaid six-year period.

     SECTION 8.3 CONTINUING OBLIGATION TO INDEMNIFY AND INSURE. In the event the Purchaser or the Surviving Corporation or any of their respective successors or assigns (x) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (y) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each case, the Purchaser will make or cause to be made proper provision so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, assume the indemnification and insurance obligations described herein for the benefit of the Indemnified Parties and the individual insureds.

     SECTION 8.4 NO SURVIVAL OF REPRESENTATIONS. None of the representations and warranties contained in this Agreement or in any agreement or document delivered in connection herewith shall survive the Closing and all such representations and warranties shall be extinguished on consummation of the Merger. This Section
8.4 shall not limit any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time including the agreements set forth in Article VIII.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned, notwithstanding the approval thereof by the Company Stockholders, at any time prior to the Effective Time:

               (a) by mutual written consent of the Company and Purchaser;

               (b) by either Purchaser or the Company if:

                   (i) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

                   (ii) if the Merger shall not have been consummated on or before 11:59 p.m., New York City time, on October 5, 2001, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant made in this Agreement by the party seeking to terminate; or

                   (iii) if, at the Company Stockholder Meeting (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained;

               (c) by Purchaser if (i) the Company Board or any committee thereof shall have withdrawn or modified its recommendation of this Agreement or the Merger to the

Company Stockholders in a manner materially adverse to Purchaser other than as a result of a breach by Purchaser of Section 4.6, which breach shall not have been cured within ten (10) business days following receipt by the Purchaser of written notice of such breach from the Company; (ii) an Alternative Transaction involving the Company shall have taken place or the Company Board or any committee thereof shall have recommended such an Alternative Transaction (or a proposal or offer therefor) to the Company Stockholders or shall have publicly announced its intention to recommend such an Alternative Transaction (or a proposal or offer therefor) to the Company Stockholders or to engage in an Alternative Transaction or shall have failed to recommend against an Acquisition Proposal that has been publicly announced by a Potential Acquirer; or (iii) a tender offer or exchange offer for any of the Company Common Stock shall have been commenced (other than by Purchaser or an Affiliate thereof) and the Company Board or any committee thereof shall have (A) recommended that the Company Stockholders tender their Common Stock in such tender offer or exchange offer, or (B) publicly announced its intention to take no position with respect to such tender or exchange offer; or

               (d) by Purchaser if a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which if uncured would cause any condition set forth in
Section 7.2(a) or 7.2(b) not to be satisfied, and such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten
(10) business days following receipt by the Company of written notice of such breach from Purchaser; or

               (e) by the Company if (i) a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement shall have occurred which if uncured would cause any condition set forth in Section 7.3(a) or 7.3(b) not to be satisfied, or (ii) a breach of
Section 4.6 shall have occurred, and, in either case, such breach is incapable of being cured or, if capable of being cured, shall not have been cured within ten (10) business days following receipt by Purchaser of written notice of such breach from the Company; or

               (f) by the Company in accordance with Section 5.5(c).

     SECTION 9.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 9.1, there shall be no liability or obligation on the part of Purchaser, the Company, Merger Sub, or any of their respective officers, directors, stockholders or affiliates, except as set forth herein and in Section 9.3. The foregoing limitations shall not apply, and the remedies provided by Section 9.3 shall not be exclusive, to the extent that such termination results from the willful breach by a party of any of its material representations, warranties, covenants or agreements in this Agreement. In addition, if the Company terminates this Agreement pursuant to Section 9.1(e), it may pursue any and all remedies available to it for the breach of this Agreement by Purchaser and/or Merger Sub. The provisions of Section 5.3 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     SECTION 9.3  FEES AND EXPENSES.

               (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. The Company shall pay all professional fees, including the fees of Broadview International LLC and the fees of the Company's attorneys and accountants incurred in connection with this Agreement and the transactions contemplated hereby, on or prior to the Closing Date.

               (b) If any Acquisition Proposal is made between the date hereof and the termination of this Agreement, and this Agreement is terminated by Purchaser or the Company pursuant to Section 9.1(b)(iii) or Section 9.1(d), then if an Alternative Transaction involving the Company shall take place or the Company shall enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to an Alternative Transaction within twelve (12) months of such termination, then the Company shall pay to Purchaser a termination fee in the amount of two million five hundred thousand dollars ($2,500,000) (the "Termination Fee") simultaneously
                                            ---------------
with the consummation of such Alternative Transaction.

               (c) If this Agreement is terminated by Purchaser pursuant to
Section 9.1(c), then the Company shall pay to Purchaser the Termination Fee no later than one business day following such termination.

               (d) If this Agreement is terminated by the Company pursuant to
Section 9.1(f), then the Company shall pay to Purchaser the Termination Fee prior to, and as a condition to, effectiveness of such termination.

               (e) Any Termination Fee payable under this Section 9.3 shall be paid in immediately available funds.

               (f) As used in this Agreement, an "Alternative Transaction"
                                                  -----------------------
involving the Company means (a) any merger, consolidation, share exchange, business combination or other similar transaction with the Company or any Subsidiary, where after giving effect thereto, the Company Stockholders prior thereto own less than 80% of the voting stock of the combined or surviving entity; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets, liabilities of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions, (c) any tender offer or exchange offer for 20% or more of the then-outstanding shares of any class of the Company's capital stock, or (d) the acquisition after the date of this Agreement by any third party of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d)(3)of the Exchange Act) which beneficially owns or has the right to acquire beneficial ownership of 20% or more of the then-outstanding shares of any class of the Company's capital stock.

     SECTION 9.4 AMENDMENT. At any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that no amendment subsequent to the Company Stockholder Approval may reduce or change the consideration to be received by the Company Stockholders.

     SECTION 9.5 EXTENSION; CONSENT; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 9.4, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement or consent to any action requiring consent pursuant to this Agreement. Any agreement on the part of a party to any such extension, waiver or consent shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     SECTION 9.6 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION, CONSENT OR WAIVER. A termination of this Agreement pursuant to Section 9.1, an amendment of this Agreement pursuant to Section 9.4 or an extension, consent or waiver pursuant to Section 9.5 shall, in order to be effective, require action by the board of directors of each party hereto or a duly authorized committee of its board of directors.

                                   ARTICLE X

                                    NOTICES

     SECTION 10.1 NOTICES. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if hand delivered, telecopied, sent by overnight courier or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

     If to Purchaser, to:

          Adir Technologies, Inc.
          520 Broad Street, 8th. Floor
          Newark, New Jersey 07102
          Attention: Bruce D. Shoulson, General Counsel
          Facsimile: (973) 412-2898


     with copies to:

          Lowenstein Sandler PC
          65 Livingston Avenue
          Roseland, New Jersey 07068-1791
          Attention: John D. Hogoboom, Esq.
          Facsimile: (973) 597-2400

     If to the Company, to:

          NetSpeak Corporation
          902 Clint Moore Road, Suite 104
          Boca Raton, Florida 33487
          Attention:  Michael R. Rich
          Facsimile:  (561) 997-2401

     with a copy to:

          Broad and Cassel
          201 S. Biscayne Boulevard, Suite 3000
          Miami, FL 33131
          Attention:  Dale S. Bergman, Esq.
          Facsimile: (305) 373-9443

     All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article X will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed, will, if delivered by overnight courier, be deemed given on the next business day and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                                  ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1 ENTIRE AGREEMENT. Except with respect to the Confidentiality Agreement, which shall survive execution of this Agreement, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the Disclosure Letter and the exhibits hereto and other documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     SECTION 11.2 EXPENSES. Except as provided in Section 9.2, whether or not the Merger is consummated, Purchaser, Merger Sub and the Company will pay their own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 11.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 11.4  NO THIRD PARTY BENEFICIARY.  Except as otherwise provided in
Article VIII, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     SECTION 11.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to the choice of law principles thereof.

     SECTION 11.6 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

     SECTION 11.7 HEADINGS, GENDER, ETC. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof,"
                                                        ------

"herein," "hereby," "hereto," and derivative or similar words refer to this
 ------    ------    ------
 entire Agreement; (d) the terms "Article" or "Section" refer to the specified
                                  -------      -------
 Article or Section of this Agreement; (e) all references to "dollars" or "$"
                                                              -------      -
 refer to currency of the United States of America; and (f) the term "or" is not
                                                                      --
 exclusive.

     SECTION 11.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of Purchaser, Merger Sub or the Company under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

     SECTION 11.9 NO RECOURSE AGAINST OTHERS. In the absence of fraud, no past, present or future director, officer, employee, shareholder, agent or representative of Purchaser, Merger Sub, the Company or the Surviving Corporation shall have any liability for any obligations of the parties hereto under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

     IN WITNESS WHEREOF, this Agreement has been duly executed and deliver by the duly authorized officers of Purchaser and the Company effective as of the date first written above.

                                    ADIR TECHNOLOGIES, INC.



                                    By: /s/ David Greenblatt
                                        -------------------------------
                                    Name:   David Greenblatt
                                    Title:  President


                                    A TECH MERGER SUB, INC.



                                    By: /s/ David Greenblatt
                                        -------------------------------
                                    Name:   David Greenblatt
                                    Title:  President


                                    NETSPEAK CORPORATION



                                    By: /s/ Mike Rich
                                        -------------------------------
                                    Name:   Mike Rich
                                    Title:  Chairman

                                                                         ANNEX B


BROADVIEW

                                                      June 11, 2001

                                                      CONFIDENTIAL
                                                      ------------
Board of Directors
NetSpeak Corporation
902 Clint Moore Road
Suite 104
Boca Raton, FL 33487

Dear Members of the Board:

We understand that NetSpeak Corporation ("NetSpeak" or the "Company"), Adir Technologies, Inc. ("Adir" or the "Purchaser") and A Tech Merger Sub, Inc., a wholly-owned subsidiary of the Purchaser ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Merger Sub will be merged with and into the Company (the "Merger"). Pursuant to the Merger each outstanding share of NetSpeak Common Stock ("NetSpeak Common Stock") will be converted into the right to receive $3.10 in cash (the "Merger Consideration"), subject to adjustment as provided in the Agreement. The terms and conditions of the above described Merger are more fully detailed in the Agreement.

You have requested our opinion as to whether the Merger Consideration is fair, from a financial point of view, to holders of NetSpeak Common Stock.

Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to NetSpeak's Board of Directors and will receive a fee from NetSpeak upon the successful conclusion of the Merger.

In rendering our opinion, we have, among other things:

1) reviewed the terms of the Agreement in the form of the draft dated June 8, 2001, furnished to us by NetSpeak's legal counsel on June 8, 2001 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

NetSpeak Corporation Board of Directors
   Page 2                                                          June 11, 2001


2) reviewed NetSpeak's annual report on Form 10-K for the fiscal year ended December 31, 2000, including the audited financial statements included therein and NetSpeak's quarterly report on Form 10-Q for the period ended March 31, 2001, including the unaudited financial statements included therein;

3) reviewed certain internal financial and operating information concerning NetSpeak, including quarterly projections through December 31, 2002, prepared and furnished to us by NetSpeak management;

4) participated in discussions with NetSpeak management concerning the operations, business strategy, current financial performance and prospects for NetSpeak;

5) discussed with NetSpeak management its view of the strategic rationale for the Merger;

6) reviewed the recent reported closing prices and trading activity for NetSpeak Common Stock;

7) compared certain aspects of the financial performance of NetSpeak with public companies we deemed comparable;

8) analyzed available information, both public and private, concerning other mergers and acquisitions we believed to be comparable in whole or in part to the Merger;

9)  reviewed recent equity analyst reports covering NetSpeak;

10) participated in discussions related to the Merger with NetSpeak, Adir, certain Adir shareholders and their respective advisors; and

11) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by NetSpeak, Adir, certain Adir

NetSpeak Corporation Board of Directors                            June 11, 2001
Page 3


shareholders or their respective advisors. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of NetSpeak as to the future performance of NetSpeak. We have neither made nor obtained an independent appraisal or valuation of any of NetSpeak's assets.

We have also relied, with your permission, on the Purchaser's representations that the Purchaser will have sufficient funds to consummate the Merger.

Based upon and subject to the foregoing and subject to the limitations and assumptions below, we are of the opinion that the Merger Consideration is fair, from a financial point of view, to holders of NetSpeak Common Stock.

For purposes of this opinion, we have assumed that NetSpeak is not currently involved in any material transaction other than the Merger, other publicly announced transactions and those activities undertaken in the ordinary course of conducting its businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions would require a reevaluation of this opinion.

This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of NetSpeak in connection with its consideration of the Merger and does not constitute a recommendation to any NetSpeak stockholder as to how such stockholder should vote with respect to the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement to be distributed to NetSpeak stockholders in connection with the Merger.

                                              Sincerely,

                                              /s/ Broadview International LLC

                                              Broadview International LLC

                             NETSPEAK CORPORATION


               SPECIAL MEETING OF SHAREHOLDERS AUGUST ____, 2001
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             NETSPEAK CORPORATION

     The undersigned shareholder of NetSpeak Corporation hereby appoints Michael Rich and John W. Staten, as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock, $0.01 par value per share, of NetSpeak Corporation held of record by the undersigned on July 2, 2001 at the special meeting of shareholders to be held on August ____, 2001 or any adjournments or postponements thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If no direction is give, this proxy will be voted for the approval of the merger and merger agreement in accordance with the recommendation of the board of directors of NetSpeak. The proxies cannot vote your shares unless you sign and return this card.

     The NetSpeak board of directors recommends a vote for the merger and merger agreement proposal.


     Proposal. To approve a merger and merger agreement dated June 11, 2001 whereby:

     . A Tech Merger Sub, Inc., a wholly-owned subsidiary of Adir Technologies, Inc., will merge with and into NetSpeak, which will survive the merger, and become a wholly-owned subsidiary of Adir,

     . Each outstanding share of NetSpeak common stock will be converted into the right to receive the cash merger consideration, which is equal to $3.10, without interest, subject to adjustment to not less than $3.00 based on the cash on hand at the closing date, and

     . Each option to purchase NetSpeak common stock outstanding as of June 11, 2001 and that remains outstanding at the closing of the merger with an exercise price less than the cash merger consideration will be canceled and the holder thereof will be entitled to receive cash equal to the difference between the cash merger consideration and the applicable exercise price of the option less applicable withholding taxes.



               FOR [ ]        AGAINST [ ]      ABSTAIN [ ]

     In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting or any adjournment or postponement thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted for the approval of the merger and merger agreement proposal.


                                    Dated: ________________________ , 2001

                                    ____________________________________
                                    (Signature)
                                    ____________________________________
                                    (Signature)

                                    PLEASE SIGN HERE

                                    Please date this proxy and sign your name exactly as it appears hereon.

                                    Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.


               PLEASE DATE, SIGN, AND MAIL THIS PROXYCARD IN THE
                              ENCLOSED ENVELOPE.
            NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.